As filed with the Securities and Exchange Commission on November 13, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Carroll Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6712	27-5463184
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1321 Liberty Road

Sykesville, Maryland 21784

(410) 795-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Russell J. Grimes

President and Chief Executive Officer

Carroll Bancorp, Inc.

1321 Liberty Road

Sykesville, Maryland 21784

(410) 795-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frank C. Bonaventure, Esq.

Ober, Kaler, Grimes & Shriver, P.C.

100 Light Street

Baltimore, Maryland 21202

(410) 685-1120

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Subscription rights for Units	N/A	N/A	N/A	$0.00(2)
Common Stock, $0.01 par value per share, issued as part of the Units	—	—	$2,000,000	$257.60
Warrants issued as part of the Units	—	—	N/A	$0.00 (3)
Common Stock, $0.01 par value per share, issuable upon exercise of the Warrants (3)	—	—	$1,000,000	$128.80
Total (4)	—	—	$3,000,000	$386.40

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover or to proportionally reduce, as applicable, an indeterminate number of shares of common stock of the Registrant issuable in the event the number of shares of the Registrant is increased, or reduced, as applicable, by reason of any stock split, reverse stock split, stock dividend or other similar transaction.
(2)	The non-transferable subscription rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the rights being offered hereby because the rights are being registered on the same registration statement as the securities offered pursuant to such rights.
(3)	Pursuant to Rule 457(g), no separate registration fee is payable with respect to the warrants being offered hereby because the warrants are being registered on the same registration statement as the securities offered upon exercise of such warrants.
(4)	Pursuant to Rule 457(o), calculated with respect to the maximum aggregate offering price for all of the securities offered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2013

PRELIMINARY PROSPECTUS

CARROLL BANCORP, INC.

[—] Subscription Rights

Up to [—] shares of Common Stock issuable as part of the Units issuable upon exercise of the Subscription Rights

Up to [—] Warrants to purchase Common Stock issuable as part of the Units issuable upon exercise of the Subscription Rights

Up to [—] shares of Common Stock issuable upon exercise of the Warrants

We are distributing at no charge to the holders of our common stock, $0.01 par value per share, on [—], which we refer to as the record date, non-transferable subscription rights to purchase up to [—] Units. We refer to this offering as the “rights offering” or the “offering.” One Unit consists of one share of our common stock and a warrant to purchase one-half of a share of our common stock.

In the rights offering, you will receive one subscription right for each share of our common stock that you owned as of 5:00 p.m., Eastern Time, on [—]. Each subscription right entitles you to purchase [—] Unit at a subscription price equal to $[—] per whole Unit, which we refer to as the basic subscription right. You will not receive any fractional Units; any fractional Units you are entitled to purchase will be disregarded and we will return any funds received for the purchase of fractional Units. If you exercise all of your rights, you may also have the opportunity to purchase additional Units at the same purchase price, subject to certain limitations and pro ration. We refer to the opportunity to purchase such Units as the over-subscription privilege. As of November [—], 2013, the last reported sale price of a share of our common stock was $[—].

The subscription rights are exercisable beginning on the date of this prospectus and continuing until 5:00 p.m., Eastern Time, on [—]. We may extend the rights offering for additional periods ending no later than [—]. Our board of directors may cancel the rights offering for any reason at any time before it expires. If we cancel the rights offering, all subscription payments received will be returned, without interest or deduction, as soon as practicable.

We have agreed with [—] to serve as the subscription agent for the rights offering. The subscription agent will hold in escrow the funds we receive from subscribers until we complete or cancel the rights offering. We have also agreed with [—] to serve as information agent for the rights offering. If you want to participate in this rights offering and you are the record holder of your shares, we recommend that you submit your subscription documents to the subscription agent before that deadline. If you want to participate in this rights offering and you hold shares through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For a detailed discussion, see “The Rights Offering.” We reserve the right to cancel this rights offering at any time prior to the closing of the offering.

Stockholders who do not participate in this rights offering will continue to own the same number of shares of our common stock, but will own a smaller percentage of the total shares of our common stock issued and outstanding after this rights offering to the extent that other stockholders participate in this rights offering. Subscription rights that are not exercised prior to the expiration of this rights offering will expire and have no value. There is no minimum number of Units that we must sell in order to complete this rights offering.

Our board of directors is not making a recommendation regarding your exercise of the subscription rights. You should carefully consider whether to exercise your subscription rights prior to the expiration of the rights offering.

Our common stock is quoted on the Over-the-Counter-Bulletin Board under the symbol “CROL.”

Investing in our common stock involves risk. Please read “Risk Factors” beginning on page 12.

This prospectus does not constitute an offer or solicitation by anyone in any state or other jurisdiction in which the person making such offer or solicitation is not qualified to do so or (i) to any person located in the state of California or (ii) otherwise to any person to whom it is unlawful to make such offer or solicitation.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

None of the Securities and Exchange Commission, Maryland Office of the Commissioner of Financial Regulation, Federal Deposit Insurance Corporation, Board of Governors of the Federal Reserve System, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [—].

ABOUT THIS PROSPECTUS

In making your investment decision, you should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with any other or different information. If anyone provides you with information that is different from, or inconsistent with, the information in this prospectus, you should not rely on it. We believe the information in this prospectus is materially complete and correct as of the date on the front cover. We cannot, however, guarantee that the information will remain correct after that date. For that reason, you should assume that the information in this prospectus is accurate only as of the date on the front cover and that it may not still be accurate on a later date. This document may only be used where it is legal to sell these securities. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sales of our Units.

Neither we, nor any of our officers, directors, agents or representatives, make any representation to you about the legality of an investment in our securities. You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in the Units or exercising the warrants included in such Units.

This prospectus does not offer to sell, or ask for offers to buy, any of our securities in California or in any other state or other jurisdiction in which such offer or solicitation would be unlawful or where the person making the offer is not qualified to do so.

No action is being taken in any jurisdictions outside the United States to permit a public offering of the Units or possession or distribution of this prospectus in those jurisdictions. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions that apply in those jurisdictions to this offering or the distribution of this prospectus.

As used in this prospectus, “Carroll Bancorp,” “we,” “us,” and “ours” refer to Carroll Bancorp, Inc. and its subsidiaries. References to the “Bank” refer to Carroll Community Bank, a wholly owned subsidiary of Carroll Bancorp, Inc.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are questions that we anticipate you may have about this rights offering. The answers are based on selected information from this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about whether to exercise your subscription rights. We urge you to read the entire prospectus.

What is the rights offering?

We are distributing, at no charge, to holders of our shares of common stock, non-transferable subscription rights to purchase Units consisting of one share of our common stock and a warrant to acquire one-half of a share of our common stock. You will receive one subscription right for each share of common stock you owned as of 5:00 p.m., Eastern Time, on [—], the record date for the rights offering. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege, as described below.

What is the basic subscription right?

The basic subscription right gives our stockholders the opportunity to purchase [—] Unit at a subscription price of $[—] per whole Unit for each share of our common stock they held of record as of 5:00 p.m., Eastern Time, on [—], or an aggregate of up to [—] Units.

Fractional Units resulting from the exercise of basic subscription rights will be eliminated by rounding down to the nearest whole Unit, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable. For example, if you owned 100 shares of common stock as of the record date, you would have received 100 subscription rights and would have the right to purchase [—] Units (rounded down to [—] Units, with the total subscription payment being adjusted accordingly, as discussed below) for $[—] per whole Unit (or a total payment of $[—]).

You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any subscription rights at all. If you exercise less than your full basic subscription right, however, you will not be entitled to purchase Units under your over-subscription privilege.

If you hold a Carroll Bancorp stock certificate, the number of subscription rights you are entitled to pursuant to your basic subscription right is indicated on the enclosed rights certificate. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate. Instead, the subscription rights will be issued to your nominee record holder for each share of our common stock that you beneficially own as of the record date. If you are not contacted by your custodian bank, broker, dealer or other nominee, you should contact your nominee as soon as possible.

What is a Unit?

Each Unit is comprised of one share of our common stock and a warrant to purchase one-half of a share of our common stock at an exercise price of $[—] per whole share.

What are the material terms of the warrants being offered in this rights offering?

Each warrant that is part of a Unit entitles the holder to purchase one-half of one share of common stock for $[—] per whole share, which must be paid in cash at the time of exercise. No net cash settlements will be allowed in connection with the exercise of any warrants. Each warrant is exercisable immediately upon completion of the rights offering and expires on the third anniversary of the completion of the rights offering.

No fractional shares of common stock will be issued in connection with the exercise of a warrant. If you purchase an odd number of Units, then the aggregate number of shares of common stock that the warrants you are issued permit you to purchase will be rounded down to the nearest whole share. The warrants will be adjusted to reflect any stock split, stock dividend or similar recapitalization with respect to our common stock. The warrants will not be transferable or assignable, and they will not be listed for trading on The NASDAQ Stock Market or any other stock exchange. The terms of the warrants will not permit cashless exercise. The warrants will not have voting rights.

What is the over-subscription privilege?

If you purchase all of the Units to you pursuant to your basic subscription right, you may also choose to purchase a portion of any Units our other stockholders do not purchase through the exercise of their basic subscription rights. You should indicate on your rights certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your over-subscription privilege.

If sufficient Units are available, we will seek to honor your over-subscription request in full. If over-subscription requests exceed the number of Units available, however, we will allocate the available Units among stockholders who over-subscribed by multiplying the number of Units requested by each stockholder through the exercise of their over-subscription privileges by a fraction that equals (x) the number of Units available to be issued through over-subscription privileges divided by (y) the total number of Units requested by all subscribers through the exercise of their over-subscription privileges, subject to the limitations described below. If this pro rata allocation results in any stockholder receiving a greater number of Units than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of Units for which the stockholder over-subscribed. We will allocate the remaining Units among all other stockholders exercising the over-subscription privilege. If you are not allocated the full amount of Units for which you over-subscribe, you will receive a refund of the subscription price, without interest or deduction, that you delivered for those Units that are not allocated to you. The subscription agent will mail such refunds as soon as practicable after the expiration of the rights offering. As described above for the basic subscription right, we will not issue fractional Units through the exercise of over-subscription privileges.

[—], our subscription agent for the rights offering, will determine the over-subscription allocation based on the formula described above.

To properly exercise your over-subscription privilege, you must deliver the full subscription payment related to your over-subscription privilege at the same time you deliver payment related to your basic subscription right. Because we will not know the actual number of unsubscribed Units before the rights offering expires, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you. For that calculation, you must assume that no other stockholder, other than you, will subscribe for any Units pursuant to their basic subscription right. See “The Rights Offering—The Subscription Rights—Over-Subscription Privilege.”

Are there any limits on the number of Units I may purchase in the offering or the number of shares of common stock I may own as a result of the offering?

As a bank holding company, we are subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). The Federal Reserve Board has the authority to prevent individuals and entities from acquiring control of us. Under Federal Reserve Board rules and regulations, if you, directly or indirectly (including as a result of your ownership of warrants to purchase common stock included in the Units), or through one or more subsidiaries, or acting in concert with one or more persons or entities, will own more than 25% of our common stock after the offering, then you will be conclusively deemed to control us and would need to obtain prior approval of the Federal Reserve Board to complete the purchase. If, after giving effect to the offering, you will hold 10% or more of our common stock, you will be presumed to control us and would need to obtain prior approval of the Federal Reserve Board to complete the purchase unless the circumstances support a rebuttal of such presumption. Additionally, approval of the Maryland Commissioner of Financial Regulation is required if the acquiror acquires 25% or more of our voting stock or a lesser amount of our voting stock if the acquisition of such lesser amount affects the power to direct or to cause the direction of our management or policies. We will not issue Units pursuant to the exercise of basic subscription rights or over-subscription privileges, or shares of common stock pursuant to the exercise of warrants included in the Units, or to any purchaser who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control such shares if, as of the applicable offering expiration date, such clearance or approval has not been obtained or any applicable waiting period has not expired. See “The Rights Offering—Limitation on How Many Units you May Purchase in the Rights Offering.” We urge you to consult your own legal counsel regarding whether you are required to seek the prior approval of the Federal Reserve Board in connection with your exercise of the subscription rights issued to you and your exercise of warrants included in the Units.

Why are we engaging in this rights offering, and how will we use the proceeds from this rights offering?

In light of current economic conditions generally we have decided to pursue this rights offering to raise capital that can be used to support the Bank and improve its capital position. Our board of directors has chosen the structure of the offering to raise capital while giving existing stockholders the opportunity to limit their ownership dilution that would result from a sale of common stock to other investors. This rights offering will give you the opportunity to participate in our capital raising and maintain, or if other stockholders do not exercise their subscription rights, to increase your proportional ownership interest in us. We will have broad discretion in determining how the net proceeds of this rights offering will be used. We currently intend to contribute the proceeds of the rights offering to the Bank. The additional capital will allow us to expand our loan activities, including increasing our loans to one borrower limit.

How was the subscription price determined?

In determining the subscription price, our board of directors considered a number of factors, including historical and current trading prices for our common stock, the need to offer the Units at a price that would be attractive to investors relative to the then current trading and historical trading prices for our common stock, conditions in the stock market and the financial services industry in general, our need for capital and alternatives available to us for raising capital, and the desire to provide an opportunity to our stockholders to participate in the offering on a pro rata basis. In conjunction with its review of these factors, the board of directors also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, our current financial condition and regulatory status and a range of discounts to market value represented by the subscription prices in various prior rights offerings.

The subscription price is not necessarily related to our book value, tangible book value, earnings per share or any other established criteria of value and may or may not be considered the fair value of our common stock or the Units to be offered in the rights offering. You should not assume or expect that, after the offering, our shares of common stock will trade at or above the $[—] per-Unit purchase price.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. If you do not exercise any subscription rights, the number of shares of our common stock you own will not change. However, if you choose not to exercise your basic subscription rights in full, your ownership interest in Carroll Bancorp will be diluted as a result of the offering. In addition, if you do not exercise your basic subscription rights in full, you will not be entitled to participate in the over-subscription privilege.

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment, including final clearance of any uncertified check, before the rights offering expires on [—] at 5:00 p.m., Eastern Time. If you hold your shares in the name of a broker, dealer, custodian bank or other nominee, your nominee may establish a deadline before the expiration of the rights offering by which you must provide it with your instructions to exercise your subscription rights. Although our board of directors may, in its discretion, extend the expiration date of the rights offering, we currently do not intend to do so. Our board of directors may cancel the rights offering at any time. If we cancel the rights offering, all subscription payments received will be returned, without interest or deduction, as soon as practicable.

Although we will make reasonable attempts to provide this prospectus to our stockholders, the rights offering and all subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights.

May I transfer my subscription rights?

No. These rights may be exercised only by the stockholders to whom they are distributed, and may not be sold, transferred or assigned to anyone else, other than by operation of law. As a result, rights certificates may be completed only by the stockholder who receives the certificate.

Are we requiring a minimum overall subscription to complete the rights offering?

No. There is no individual minimum purchase requirement in the rights offering, and we are not requiring an overall minimum subscription to complete the rights offering.

Can the board of directors cancel or extend the offering?

Yes. Our board of directors may decide to cancel the rights offering at any time and for any reason before the closing of the rights offering. If our board of directors cancels the offering, any money received from subscribers will be returned, without interest or deduction, as soon as practicable.

We also have the right to extend the rights offering for additional periods ending no later than [—].

Has the board of directors made a recommendation to stockholders regarding the rights offering?

No. Our board of directors is making no recommendation regarding your exercise of the subscription rights or the exercise of the warrants included in the Units if you do exercise your subscription rights. Stockholders who exercise subscription rights or warrants will incur investment risk on new money invested. We cannot predict the price at which our shares of common stock will trade after the rights offering. The market price for our common stock may decrease to an amount below the subscription price, and if you purchase Units at the subscription price or warrants at the exercise price, you may not be able to sell your shares in the future at the same price or a higher price. You should make your decision based on your assessment of our business and financial condition, our prospects for the future and the terms of the rights offering. See “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Will our directors and executive officers participate in the offering?

We expect our directors and executive officers, together with their affiliates, to participate in the offering at varying degrees, but they are not required to do so. Based on conversations with our directors and executive officers, we currently anticipate that our directors and executive officers will purchase approximately 27,200 Units in the offering. The purchase price paid by them will be $[—] per Unit, the same paid by all other persons who purchase Units in the offering. Following the offering, our directors and executive officers, together with their affiliates, are expected to own approximately [—] shares of common stock, including shares of our common stock they currently own, or [—] % of our total outstanding shares of common stock if we sell half the Units offered hereby and [—] % of our total outstanding shares of common stock if we sell all of the Units offered hereby.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold a Carroll Bancorp common stock certificate and you wish to participate in the rights offering, you must deliver a properly completed and signed rights certificate, together with payment of the aggregate purchase price, to the subscription agent by 5:00 p.m., Eastern Time, on [—]. If you send an uncertified check, payment will not be deemed to have been delivered to the subscription agent until the check has cleared. In certain cases, you may be required to provide additional documentation or signature guarantees.

Please follow the delivery instructions on the rights certificate. Do not deliver documents to Carroll Bancorp or Carroll Community Bank. You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate and payment. You should allow sufficient time for delivery of your subscription materials to the subscription agent so that the subscription agent receives them by 5:00 p.m., Eastern Time, on [—]. If you use the mail, we recommend that you use insured, registered mail, return receipt requested.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units. Any excess subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable following the expiration of the rights offering.

What should I do if I want to participate in the rights offering but my shares are held in the name of a broker, dealer, custodian bank or other nominee?

If you hold your shares of common stock through a custodian bank, broker, dealer or other nominee, then your nominee is the record holder of the shares you own. If you are not contacted by your nominee, you should contact your nominee as soon as possible. Your nominee must exercise the subscription rights on your behalf for the Units you wish to purchase. You will not receive a rights certificate. Please follow the instructions of your nominee. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, [—] expiration date that we have established for the rights offering.

What form of payment is required to purchase the Units in the offering?

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in U.S. currency, by personal or certified check drawn on a U.S. bank or cashier’s check drawn on Carroll Community Bank and payable to “[—],” or by wire transfer of immediately available funds to the account maintained by the subscription agent. If you send payment by personal check, payment will not be deemed to have been delivered to the subscription agent until the check has cleared.

When will I receive my new shares?

If you purchase Units in the offering by submitting a rights certificate and payment, and you currently hold your stock in certificate form, our transfer agent will mail you a stock certificate as soon as practicable after the expiration of the offering. If your shares as of [—] were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offering, you will not receive stock certificates for your new shares. Instead, if your shares are held in street name through a broker or dealer who uses the services of the Depository Trust Company (“DTC”), your broker or dealer will be credited with the shares of common stock you purchase in the rights offering as soon as practicable after the expiration of the rights offering. If you hold your shares through a bank or other nominee other than a broker or dealer that uses DTC, your record holder will receive a stock certificate for your shares.

When will I receive my warrants?

If you purchase Units in the offering by submitting a rights certificate and payment, and you currently hold your stock in certificate form, our warrant agent will mail you a warrant certificate as soon as practicable after the expiration of the offering. If your shares as of [—] were held by a custodian bank, broker, dealer or other nominee, and you participate in the rights offering, you will not receive a warrant certificate. Instead, if your shares are held in street name through a broker or dealer who uses DTC, your broker or dealer will be credited with the warrants you purchase in the rights offering as soon as practicable after the expiration of the rights offering. If you hold your shares through a bank or other nominee other than a broker or dealer who uses DTC, your record holder will receive a warrant certificate for your warrants.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No. All exercises of subscription rights are irrevocable unless the rights offering is cancelled, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. However, if we amend this rights offering in a way which we believe is material, we will extend this rights offering and offer all rights holders the right to revoke any subscription submitted prior to such amendment upon the terms and conditions we set forth in the amendment. The extension of the expiration date of this rights offering will not, in and of itself, be considered a material amendment for these purposes. You should not exercise your subscription rights unless you are certain that you wish to purchase Units in the rights offering.

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights involves the purchase of additional shares of our common stock and you should consider this investment as carefully as you would consider any other equity investment. Among other things, you should carefully consider the risks described under the heading “Risk Factors” beginning on page 12 of this prospectus.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If we do not complete the rights offering, all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable. If you own shares in the name of a custodian bank, broker, dealer or other nominee, it may take longer for you to receive your subscription payment because the subscription agent will return payments through the record holder of your shares.

What fees or charges apply if I purchase Units in the rights offering?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares of common stock and warrants to you if you exercise your subscription rights. If you exercise your subscription rights through a broker, dealer, custodian bank or other nominee, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of exercising my subscription rights?

For U.S. federal income tax purposes, you should not recognize income or loss in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your tax advisor as to your particular tax consequences resulting from the rights offering. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences.”

Are there backstop or standby purchasers?

No.

What effects will the offering have on our outstanding common stock?

As of [—], we had [—] shares of our common stock issued and outstanding. Assuming no outstanding options are exercised prior to the expiration of the offering, and that all Units offered hereby are sold in the offering, we expect approximately [—] shares of our common stock will be outstanding immediately after completion of the offering, not taking into account the exercise of any warrants that may be issued in the offering.

If you exercise your basic subscription right you will not experience any dilution in the percentage of our outstanding shares of common stock that you own immediately after completion of the offering, and if the rights offering is not fully subscribed you may experience an increase in the percentage of our outstanding shares that you own. If Units are available and you purchase additional Units pursuant to the over-subscription privilege, then in all circumstances the percentage of our outstanding shares that you own immediately after the offering will be higher than it was before the offering. On the other hand, if you do not fully exercise your basic subscription right, there is a possibility that your ownership interest will be diluted. You may also experience dilution after completion of the offering to the extent other stockholders who exercised their subscription rights subsequently exercise their warrants included in the Units if you do not exercise your subscription rights in the offering or if you exercise your subscription rights but do not purchase additional share of our common stock pursuant to the exercise of the warrants included in your purchased Units.

The issuance of shares of our common stock at the subscription price and the exercise price, which is less than the tangible book value per common share as of September 30, 2013, will reduce the tangible book value per share of shares held by you prior to the rights offering. In addition, if the subscription price of the shares is less than the market price of our common stock it will likely reduce the market price per share of shares you already hold.

How much will Carroll Bancorp receive from the offering?

We expect the aggregate proceeds in the offering, net of sales commission and expenses, will be approximately $[—] if all of the Units offered hereby are sold.

Whom should I contact if I have other questions?

If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please call our subscription agent for the rights offering, [—], at [—] (toll free), Monday through Friday (except bank holidays), between     :00 a.m. and     :00 p.m., Eastern Time.

If you have any questions regarding the rights offering, please contact [—].

If you have any questions about Carroll Bancorp or Carroll Community Bank, in general, please contact Russell J. Grimes at (410) 795-1900.

SUMMARY

The following summary highlights material information in this prospectus. It may not contain all the information that is important to you. For additional information, you should read this entire prospectus carefully, as well as the information incorporated by reference into this prospectus.

General

Carroll Bancorp, Inc. is a Maryland corporation that owns 100% of the outstanding common stock of Carroll Community Bank. On October 12, 2011, we completed our initial public offering of common stock in connection with the Bank’s conversion from a state-chartered mutual savings bank to a state-chartered commercial bank, a stock form of organization. We sold 359,456 shares of common stock at $10.00 per share raising $3.6 million of gross proceeds. Since the completion of the initial public offering, Carroll Bancorp has not engaged in any significant business activity other than owning the common stock of and maintaining deposits in the Bank and lending funds to the employee stock ownership plan trust.

At September 30, 2013, we had total assets of $107.3 million, loans outstanding, net, of $83.5 million, deposits of $91.2 million, stockholders’ equity of $8.4 million, and a book value per share of $23.39. Net income for the nine-month period ended September 30, 2013 was $174,770.

Carroll Community Bank is a state-chartered commercial bank headquartered in Sykesville, Maryland. The Bank was organized in 1870 as Sykesville Perpetual Building Association. The Association was chartered in 1887 and re-chartered and reorganized in 1907 when it became Sykesville Building Association of Carroll County. In October 1985 the Association was chartered as a federal mutual savings association. On September 12, 1988 the business name changed from Sykesville Building Association of Carroll County to Sykesville Federal Savings Association. In July 2010, Sykesville Federal Savings Association converted from a federal savings association to a Maryland-chartered mutual savings bank and changed its name to Carroll Community Bank. On October 12, 2011, the Bank converted from a state-chartered mutual savings bank to a state-chartered commercial bank, a stock form of organization, pursuant to its plan of conversion of which the formation of Carroll Bancorp and the completion of its initial public offering of common stock was a part.

Our business has consisted primarily of attracting and accepting deposits from the general public in the areas surrounding our offices and investing those deposits, together with funds generated from operations, primarily in residential mortgage loans and commercial real estate loans. We recently have increased, and intend to continue to increase, our focus on commercial real estate loans and related products, including demand deposit accounts, remote deposit capture and business internet banking to support the business community. We are committed to meeting the credit needs of our community, consistent with safe and sound operations.

We offer a variety of deposit products, including savings accounts, certificates of deposit, money market accounts, business and retail noninterest and interest bearing checking accounts and individual retirement accounts. We have two full service branches with each providing a drive-through facility and automated teller machine, or ATM, for our customers’ convenience.

We have based our strategic plan on the foundation of enhancing stockholder value, growth in market share and operating profitability. Our goals include maintaining credit quality, using technology to expand market share and implementing extensions of core banking services.

The primary market areas we serve are in Carroll and Howard Counties in Maryland. We are headquartered in Sykesville, Maryland, a suburban area located 20 miles west of the city of Baltimore, Maryland. Sykesville is located in the southeastern portion of Carroll County, close to the border of Howard and Baltimore Counties. Carroll Community Bank maintains one other branch office in the town of Westminster, located in central Carroll County.

As a bank holding company, Carroll Bancorp is required to file certain reports with, is subject to examination by, and otherwise must comply with the rules and regulations of the Federal Reserve Board, and is subject to certain regulations of the Maryland Office of the Commissioner of Financial Regulation. Carroll Bancorp is also subject to the rules and regulations of the Securities and Exchange Commission (“SEC”) under the federal securities laws.

As a state chartered commercial bank, Carroll Community Bank is supervised and examined by the Maryland Office of the Commissioner of Financial Regulation, and by the Federal Deposit Insurance Corporation (the “FDIC”) as the insurer of its deposits and its primary federal regulator. Carroll Community Bank is also regulated to a lesser extent by the Federal Reserve Board, governing reserves to be maintained against deposits and other matters. Carroll Community Bank’s relationship with its depositors and borrowers also is regulated by state and federal law, including in matters concerning the ownership of deposit accounts and the form and content of Carroll Community Bank’s loan documents. This system of state and federal regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the FDIC’s deposit insurance fund and depositors, and not for the protection of stockholders. Carroll Community Bank is periodically examined by the Maryland Office of the Commissioner of Financial Regulation and the FDIC to ensure that it satisfies applicable standards with respect to its capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. Following examinations, the Maryland Office of the Commissioner of Financial Regulation and the FDIC prepare reports for the consideration of Carroll Community Bank’s board of directors on any operating deficiencies.

Our executive offices are located at 1321 Liberty Road, Sykesville, Maryland 21784. Our telephone number at this address is (410) 795-1900. Our website address is www.carrollcobank.com. Information on our website is not incorporated by reference into this prospectus and is not a part of this prospectus.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Information Incorporated by Reference.”

The Rights Offering

Issuer	Carroll Bancorp, Inc.

Securities offered	We are distributing to you, at no charge, one non-transferable subscription right for every one share of our common stock that you owned on the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, banks or other nominees, on your behalf, as a beneficial owner of such shares. These rights may be exercised only by you, and cannot be sold, transferred or assigned to anyone else.

Basic subscription right	For each subscription right that you own, you will have a basic subscription right to buy from us [—] Unit at the subscription price. Each Unit consists of one share of our common stock and a warrant to purchase one-half of a share of our common stock, provided, however, that any fractional Units that would result from the exercise of your subscription rights will be disregarded (i.e. rounded down to the nearest whole number). You may exercise your basic subscription right for some or all of your basic subscription rights, or you may choose not to exercise any of your basic subscription rights. The number of rights you may exercise appears on your rights certificate if you are a holder of record.

Over-subscription privilege	If you elect to exercise your basic subscription right in full, you may also subscribe for additional Units at the same subscription price per Unit. If an insufficient number of Units are available to fully satisfy the over-subscription privilege requests, the available Units will be distributed pro rata among rights holders who exercised their over-subscription privilege based on the number of Units each rights holder subscribed for under the basic subscription rights. You may subscribe for Units pursuant to your over-subscription privilege, subject to the purchase and ownership limitations described below under the heading “Limitation on your purchase of Units.”

Limitation on your purchase of Units	We will not issue shares of common stock and warrants constituting the Units pursuant to the exercise of basic subscription rights or over-subscription privileges to any stockholder who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control such shares if, as of [—], such clearance or approval has not been obtained and/or any applicable waiting period has not expired.

Subscription price	$[—] per Unit.

Warrants	Each Unit consists of one share of common stock and a warrant to purchase one-half of a share of common stock for a purchase price of $[—] per whole share, which must be paid in cash at the time of exercise. Each warrant will be exercisable immediately upon completion of the offering and will expire on the third anniversary of the completion of the offering. The warrants will be adjusted to reflect any stock split, stock dividend or similar recapitalization with respect to the common stock. The warrants will not be transferrable and will not be listed on any stock exchange. No fractional shares will be issued in connection with the exercise of any warrants. If you purchase an odd number of Units, then the aggregate number of shares of common stock that the warrants you are issued permit you to purchase will be rounded down to the nearest whole share.

Record date	5:00 p.m. Eastern Time on [—].

Common stock to be outstanding after the offering	If all of the Units offered hereby are sold, approximately [—] shares of common stock will be outstanding after the offering. (1)

Expiration date	5:00 p.m. Eastern Time, on [—]. We may extend the rights offering without notice to you until [—].

Material U.S. federal income tax consequences	For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of a subscription right. You should consult your own tax advisor as to the tax consequences to you of the receipt, exercise or lapse of the subscription rights in light of your particular circumstances.

Extension, amendment and cancellation

Although we do not presently intend to do so, we have the right to amend the terms of the rights offering or to extend the rights offering expiration date, but in no event will we extend the rights offering beyond [—].

Our board of directors may cancel the rights offering at any time. If we cancel the rights offering, all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable.

Best efforts offering	We are offering the Units on a “best efforts” basis through our directors and executive officers, who will not receive any discounts or commissions for selling such Units. There is no minimum number of Units that must be sold in order to close this offering and accept your subscription.

Subscription agent	[—]

Information agent	[—]

Warrant agent	[—]

Use of proceeds	We estimate that we will receive net proceeds from this offering of approximately $[—] million, after deducting estimated offering expenses of the offering, assuming we sell all of the Units offered hereby. We anticipate using the net proceeds of the offering to contribute to the capital of the Bank for the primary purpose of funding organic loan growth, including increasing the allowable maximum loan amount that it may extend to any one customer, and for the Bank’s working capital and other general corporate purposes. In the short term, however, we anticipate using the net proceeds of the offering to temporarily reduce short-term borrowings.

Over-the-Counter Bulletin Board Symbol	CROL

Risk Factors	Stockholders considering making an investment by exercising subscription rights in the rights offering should carefully read and consider the information set forth in the section entitled “Risk Factors” beginning on page 12 of this prospectus, together with the other information contained in or incorporated by reference into this prospectus, including the information contained under the heading “Risk Factors” in our Annual Report on Form 10-K for our year ended December 31, 2012, filed with the SEC, before making a decision to invest in the Units.

(1)	The number of shares of our common stock to be outstanding after this offering is based on [—] shares outstanding as of [—]. Unless otherwise indicated, the number of outstanding shares of common stock presented in this prospectus excludes [—] shares of our common stock issuable upon the exercise of outstanding options under our stock incentive plans and [—] shares of our common stock that are available for future issuance under our stock incentive plans. These figures also do not include shares underlying the warrants that will be included in the Units.

RISK FACTORS

An investment in our Units, or any of the securities comprising the Units, involves a high degree of risk. You should carefully consider the following risk factors, along with the other information contained or incorporated in this prospectus, including our consolidated financial statements and the notes thereto appearing in such incorporated documents, before making an investment in our Units. These various risks and uncertainties, some of which are difficult to predict and beyond our control, could negatively impact us. Adverse experience with the risks described below could have a material impact on our financial condition and results of operations, as well as the value of our common stock. In such an event, the price of our common stock could decline, and you may lose part or all of your investment.

This prospectus, including the matters addressed under the caption “Cautionary Note Regarding Statement Re: Forward-Looking Statements,” contains forward-looking statements that involve risks and uncertainties, including statements about our future plans, objectives, intentions and expectations. Past results are not a reliable indicator of future results, and historical trends should not be used to anticipate results or trends in future periods. Many factors, including those described below, could cause actual results to differ materially from those discussed in forward-looking statements.

Risks Related to Us and Our Business

If economic conditions should further deteriorate, our results of operations and financial condition could be adversely affected as borrowers’ ability to repay loans declines, the value of the collateral securing our loans decreases and the demand for our products and services decreases.

There has been significant disruption and volatility in the financial and capital markets since 2007. Although improving, housing market conditions had deteriorated nationally in the wake of the 2007 recession as evidenced by reduced levels of sales, increasing inventories of houses on the market, declining house prices and an increase in the length of time houses remain on the market. Declines in home prices, increases in foreclosures and high levels of unemployment have adversely impacted the credit performance of real estate related loans, resulting in the write-down of asset values, which have caused many financial institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. These conditions may not continue to improve or may worsen in the near term. Because a significant portion of our loan portfolio is comprised of real estate related loans, continued decreases in real estate values could continue to adversely affect the value of property used as collateral for loans in our portfolio.

The continuing housing slump has resulted in reduced demand for the construction of new housing, further declines in home prices, and increased delinquencies on construction, residential and commercial mortgage loans. Concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the stability of the financial markets, the mortgage market and a declining real estate market have contributed to increased volatility and diminished expectations for the economy and markets going forward. This market turmoil has led to increased commercial and consumer deficiencies, lack of customer confidence, increased market volatility and reduction in general business activity. The resulting economic pressure on consumers and businesses and the lack of confidence in the financial markets may continue to cause a low level or further reduction in loan demand, and increases in our nonperforming assets, provisions for loan losses, and net charge-offs, any of which would adversely affect our business, financial condition, results of operation and stock price. While the economy is starting to show some signs of stability, we expect that conditions in the financial markets are likely to be difficult in the near future. A worsening of these conditions or a slow recovery would likely exacerbate the adverse effects of these difficult market conditions on us and others in the financial institutions industry.

If U.S. credit markets and economic conditions do not significantly improve or further deteriorate, our liquidity could be adversely affected.

We are required to maintain certain capital levels in accordance with banking regulations. We must also seek to maintain adequate funding sources in the normal course of business to support our lending and investment operations and repay our outstanding liabilities as they become due. Our liquidity may be adversely affected by the current environment of economic uncertainty reducing business activity as a result of, among other factors, the recent government shutdown, disruptions in the financial system in the recent past, concerns regarding U.S. debt levels and related governmental actions, including potential tax increases and cuts in government spending or the failure to increase the debt limit and the United States’ potential default on its debt or the perception that this could happen, and continuing economic problems in Europe including concerns over debt levels. These investment write-downs have caused financial institutions to seek additional capital. If adverse conditions continue or worsen, we may be required to raise additional capital as well to maintain adequate capital levels or to otherwise finance our business. Such capital, however, may not be available when we need it or may be available only on unfavorable terms. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control, as well as on our financial performance. Accordingly, we cannot assure you of our ability to raise additional capital if needed or on terms acceptable to us. If we cannot raise additional capital when needed, it may have a material adverse effect on our liquidity, financial condition, results of operations and prospects. Further, if we raise capital by issuing stock, the holdings of our current stockholders would be diluted.

We may not be able to generate significant profits in the future.

Although we have generated net income for the nine months ended September 30, 2013, we had a net loss for 2012 and generated a loss from operations in 2011. The downturn in the real estate market has significantly impacted our recent results, and our recent profitability may not be sustained. Our ability to generate a profit in the future requires successful growth in revenues from loans and management of expenses, among other factors. We expect to hire additional talented staff to support our continued growth in loans and deposits. While we expect the productivity of the staffing additions to exceed their incremental expenses over time, our operating results will be adversely impacted if it does not happen promptly or at all. In addition, our non-interest expenses will continue to include the expenses of operating as a public company and will continue to increase due to the stock-based incentive plans that we implemented in 2013 following stockholder approval at our 2012 Annual Meeting of Stockholders. Many factors could adversely affect our short and long term operating performance, including the failure to fully implement our business plan, unfavorable economic conditions, increased competition, loss of key personnel and government regulation.

As our loans are concentrated to borrowers in our market area, we have a greater risk of loan defaults and losses if there is an economic downturn in our market area.

The majority of our loans are to individuals and/or secured by properties located in our market area of Carroll and Howard Counties in Maryland. As a result, we have a greater risk of loan defaults and losses in the event of an economic downturn in our market area as adverse economic changes may have a negative effect on the ability of our borrowers to make timely repayment of their loans. Sustained high levels of or increases in unemployment or declines in collateral values could be a factor requiring us to make additional provisions to the allowance for loan losses, which would have a negative impact on net income. Additionally, if we are required to liquidate a significant amount of collateral during a period of reduced real estate values to satisfy the debt, our earnings and capital could be adversely affected.

Further, unexpected changes in the national and local economy may adversely affect our ability to attract deposits and to make loans. In particular, due to our proximity to Washington, D.C. borrowers in our market areas are more likely to be impacted than borrowers in most other areas of the country from cuts in federal spending due to sequestration or other measures implemented to trim the national debt and federal government spending. Such risks are beyond our control and may have a material adverse effect on our financial condition and results of operations and, in turn, the value of our common stock.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of borrowers and the value of real estate and other assets serving as collateral for the repayment of most of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover future incurred losses in our loan portfolio and additions to the allowance could materially decrease our net income. Our allowance for loan losses was 0.83% of gross loans and 93.7% of nonperforming loans at September 30, 2013. If delinquencies and defaults continue, we may be required to further increase our provision for loan losses. Further, as we continue to expand and diversify our lending activities into commercial real estate and other areas considered to have greater credit risk than one-to four-family lending, we expect that the allowance for loan losses will need to increase.

In addition, bank regulators periodically review our allowance for loan losses and may require an increase in the provision for loan losses or further loan charge-offs to the allowance for loan losses. Any increase in the allowance for loan losses or loan charge-offs might have a material adverse effect on our financial condition and results of operations.

Historically low interest rates may adversely affect our net interest income and profitability.

During the past few years, the policy of the Federal Reserve Board has been to maintain interest rates at historically low levels through its targeted federal funds rate and the purchase of mortgage-backed securities. As a result, market rates on the loans we have originated and the yields on securities purchased have been at lower levels than as available prior to 2008. Generally, our interest-bearing liabilities reprice or mature more quickly than our interest-earning assets, which has resulted in growth in net interest income in the short term. However, our ability to lower interest expense is limited at current interest rate levels while the average yield on our interest-earning assets may continue to decline. The Federal Reserve Board has indicated its intention to maintain low interest rates in the near future. Accordingly, our net interest income (the difference between interest income earned on assets and interest expense paid on liabilities) may decrease, which may have an adverse affect on our profitability.

Changes in interest rates could have a material adverse effect on our operations.

Our ability to make a profit largely depends on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between interest income earned on assets and interest expense paid on liabilities. As a result of our historical focus on one- to four-family residential real estate loans, the majority of our loans have fixed interest rates. Additionally, many of our investment securities have fixed interest rates. Like many savings institutions, our focus on deposit accounts as a source of funds, which have no stated maturity date or shorter contractual maturities, results in our liabilities having a shorter duration than our earning assets. For example, as of September 30, 2013, 54.7% of our loans had maturities of more than five years, while 29.5% of our certificates of deposit had maturities of one year or less. This imbalance can create significant earnings volatility as market interest rates change over time. In a period of rising interest rates, the interest income earned on our assets, such as loans and investments, may not increase as rapidly as the interest paid on our liabilities, such as deposits. In a period of declining interest rates, the interest income earned on our assets may decrease more rapidly than the interest paid on our liabilities, as borrowers prepay mortgage loans, and mortgage-backed securities and callable investment securities are called or prepaid, thereby requiring us to reinvest these cash flows at lower interest rates.

Our policy is to originate fixed-rate balloon residential mortgage loans with maturities of five, ten and 15 years. At September 30, 2013, $45.4 million, or 54.1%, of our total loan portfolio, consisted of fixed-rate residential mortgage loans. This investment in fixed-rate mortgage loans exposes us to increased levels of interest rate risk, and could result in decreased net interest income during periods of rising interest rates.

Changes in interest rates create reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Alternatively, increases in interest rates may decrease loan demand. Changes in interest rates also affect the current market value of our investment securities portfolio. Generally, the value of interest-earning investment securities moves inversely with changes in interest rates.

Our liabilities are comprised in large part of certificates of deposit, which totaled $37.0 million, or 40.6% of total deposits, at September 30, 2013. Certificates of deposit have specified terms to maturity, and generally reprice more slowly than deposit accounts without a stated maturity.

Our plan to continue to diversify and expand our loan portfolio to increase commercial real estate loans will expose us to increased lending risks.

Our business plan emphasizes an expansion of our lending activities, particularly with respect to commercial real estate lending. We anticipate that a majority of the growth in our loan portfolio in the foreseeable future will be attributable to commercial real estate lending.

Commercial real estate loans are considered to have greater credit risk than one-to four-family residential loans because the repayment of such loans typically depends on the successful operations and income stream of the borrower’s business and/or the real estate securing the loan as collateral, which can be significantly affected by economic conditions. In addition, these loans generally carry larger balances to single borrowers or related groups of borrowers than one-to four-family owner occupied residential mortgage loans. Accordingly, an adverse development with respect to one loan or one credit relationship can expose Carroll Community Bank to greater risk of loss compared to an adverse development with respect to a single one-to four-family residential mortgage loan.

The nature of our commercial loan portfolio may expose us to increased lending risks.

Many of our commercial real estate loans are unseasoned, meaning that they were originated recently. Our limited experience with these loans does not provide us with a significant payment history pattern with which to judge future collectability. As a result, it may be difficult to predict the future performance of this part of our loan portfolio. These loans may have delinquency or charge-off levels above our expectations, which could negatively affect our performance. In addition, a substantial portion of our commercial loan portfolio is comprised of participation interests in loans originated by other local banks. While we have underwritten each of these loans to our credit standards, our decision making authority may be limited by the terms of the participation agreement with the originating bank.

We are dependent upon the services of our president and chief executive officer, and the loss of our president and chief executive officer could adversely affect our operations.

We rely heavily on our President and Chief Executive Officer, Russell J. Grimes. The loss of Mr. Grimes could have a material adverse impact on our operations because he provides valuable services to us and would be difficult to replace. As a small company, we have fewer management-level personnel that have the experience and expertise to readily replace Mr. Grimes. A change in our President and Chief Executive officer or his responsibilities may be disruptive to our business and could have a material adverse effect on our business, financial condition and results of operations. Although we have entered into an employment agreement with Mr. Grimes, the existence of such agreement does not assure that we will retain his services.

Also, our growth and success is, and our future growth and success will be, in large part, due to the relationships maintained by our banking executives with our customers. The loss of services of one or more of these executives or other key employees could similarly have a material adverse effect on our operations and our business could suffer.

We do maintain life insurance coverage on our senior executive officers through bank-owned life insurance.

Our growth strategy will increase our non-interest expenses and may not be successful.

Our long-term goals are to improve profitability and asset quality by increasing and diversifying our loan portfolio and increasing and improving our deposit mix, as well as growing our assets overall. In this regard, we intend to grow organically (i.e. through making loans as opposed to growing through acquisitions) by opening at least one additional branch within the next two years, although we currently have no specific commitments to do so. As contemplated by our business plan, we intend to hire additional staff in 2014 as part of the planned expansion of our lending and operational activities. Acquiring or building branch offices and hiring new employees to staff these offices would significantly increase our non-interest expenses. Moreover, new branch offices are generally unprofitable for a number of years until they generate sufficient levels of deposits and loans to offset their cost of operations. For these reasons, our growth strategy may have an adverse effect on our earnings.

Our ability to establish new offices depends on whether we can identify advantageous locations and generate new deposits and loans for those locations that will create an acceptable level of net income. If we were to acquire another financial institution or branch thereof, we may not be able to successfully integrate the institution or branch into our operations. Also, the costs to start up new branch facilities or to acquire existing financial institutions or branches thereof, and the additional costs to operate these facilities, will increase our non-interest expense. It may also be difficult to adequately and profitably manage the anticipated growth from the new branches.

If we grow too quickly and are not able to control costs and maintain asset quality, such anticipated growth could materially and adversely affect our financial condition and results of operation. Further, we may not be successful in our growth strategy, which would negatively impact our financial condition and results of operations.

We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates. If our reputation is negatively affected, by the actions of our employees or otherwise, our business and, therefore, our operating results may be materially adversely affected.

System failure or cybersecurity breaches of our network security could subject us to increased operating costs as well as litigation and other potential losses as well as damage our reputation.

The computer systems and network infrastructure we use could be vulnerable to unforeseen hardware and cybersecurity issues. Our operations are dependent upon our ability to protect our computer equipment against damage from fire, power loss, telecommunications failure or a similar catastrophic event. Any damage or failure that causes an interruption in our operations could have an adverse effect on our financial condition and results of operations. In addition, our operations are dependent upon our ability to protect the computer systems and network infrastructure utilized by us, including our Internet banking activities, against damage from physical break-ins, cybersecurity breaches and other disruptive problems caused by the Internet or other users. Such computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in significant liability to us, damage our reputation and inhibit current and potential customers from our Internet banking services. We rely on standard internet and other security systems to provide the security and authentication necessary to effect secure transmission of data. Each year, we add additional security measures to our computer systems and network infrastructure to mitigate the possibility of cybersecurity breaches including firewalls and penetration testing. These precautions may not, however, protect our systems from compromises or breaches of our security measures. We continue to investigate cost effective measures as well as insurance protection.

In addition, we outsource a majority of the data processing to certain third-party providers. If these third-party providers encounter difficulties, or if we have difficulty communicating with them, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected. Threats to information security also exist in the processing of customer information through various other vendors and their personnel.

The occurrence of any system failures, interruption, or breach of security could damage our reputation and result in a loss of customers and business, subject us to additional regulatory scrutiny, or could expose us to litigation and possible financial liability. Any of these events could have a material adverse effect on our financial condition and results of operations.

Strong competition within our market area may limit our growth and profitability.

Competition in the banking and financial services industry is intense. Among our competitors are much larger and more diversified institutions, which have greater resources, name recognition and market presence and offer more products and services than we do. Financial institution competitors in our market area include primarily commercial banks, including banks with a national and regional presence. There are also a number of smaller community-based banks that pursue similar operating strategies as us. Competitive pressures will also likely continue to build as the financial services industry continues to consolidate and as additional non-bank investment options for consumers become available.

Larger competitors may be able to price loans and deposits more aggressively than we do, which could affect our ability to grow and remain profitable on a long-term basis. Our profitability depends upon our ability to successfully compete in our market area. If we must raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected.

Consumers may decide not to use banks to complete their financial transactions.

Technology and other changes are allowing consumers to complete financial transactions through alternative methods that historically have involved banks. For example, consumers can now maintain funds that would have historically been held as bank deposits in brokerage accounts, mutual funds or general-purpose reloadable prepaid cards. Consumers can also complete transactions such as paying bills and transferring funds directly without the assistance of banks. The process of eliminating banks as intermediaries could result in the loss of fee income, as well as the loss of customer deposits and the related income generated from those deposits. The loss of these revenue streams and the lower cost of deposits as a source of funds could have a material adverse effect on our financial condition and results of operations.

Our need to comply with extensive and complex governmental regulation could have an adverse effect on our business and our growth strategy, and we may be adversely affected by changes in laws and regulations.

Carroll Community Bank is subject to extensive regulation by the Maryland Office of the Commissioner of Financial Regulation and regulation, supervision and examination by the FDIC and Carroll Bancorp is subject to regulation and supervision by the Federal Reserve Board and regulation by the Maryland Office of the Commissioner of Financial Regulation. Such regulation and supervision governs the activities in which an institution and its holding company may engage, and are intended primarily for the protection of the insurance fund and the depositors of Carroll Community Bank rather than for holders of Carroll Bancorp’s common stock. Regulatory requirements affect our lending practices, capital structure, investment practices, dividend policy, ability to attract and retain personnel and many other aspects of our business. These requirements may constrain our rate of growth and changes in regulations could adversely affect us. The burden imposed by these federal and state regulations may place banks in general, and Carroll Community Bank specifically, at a competitive disadvantage compared to less regulated competitors. In addition, the cost of compliance with regulatory requirements could adversely affect our ability to operate profitably.

Further, regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, classification of our assets and determination of the level of our allowance for loan losses. If regulators require Carroll Community Bank to charge-off loans or increase its allowance for loan losses, our earnings would suffer. Any change in such regulation and oversight, whether in the form of regulatory policy, regulation, legislation or supervisory action, may have a material impact on our operations.

In addition, because federal regulation of financial institutions changes regularly and is the subject of constant legislative debate, we cannot forecast how federal regulation of financial institutions may change in the future and impact our operations. Changes in regulation and oversight, including in the form of changes to statutes, regulations or regulatory policies or changes in interpretation or implementation of statutes, regulations or policies, could affect the service and products we offer, increase our operating expenses, increase compliance challenges and otherwise adversely impact our financial performance and condition. In addition, the burden imposed by these federal and state regulations may place banks in general, and the Bank specifically, at a competitive disadvantage compared to less regulated competitors.

The Dodd-Frank Act may adversely impact our results of operations, liquidity or financial condition.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) represents a comprehensive overhaul of the U.S. financial services industry. Among other things, the Dodd-Frank Act established the new federal Consumer Financial Protection Bureau, included provisions that allow financial institutions to pay interest on business checking accounts and broadened the base for FDIC insurance assessments, and also included new restrictions on how mortgage brokers and loan originators may be compensated. The Dodd-Frank Act requires the Consumer Financial Protection Bureau and other federal agencies to implement many new and significant rules and regulations to implement its various provisions. There are many regulations under the Dodd-Frank act that have not yet been proposed or adopted, and we will not know the full impact of the Dodd-Frank Act on our business for years until regulations implementing the statute are adopted and implemented. As a result, we cannot at this time predict the extent to which the Dodd-Frank Act will impact our business, operations or financial condition. However, compliance with these new laws and regulations may require us to make changes to our business and operations and will likely result in additional costs and a diversion of management’s time from other business activities, any of which may adversely impact our results of operations, liquidity or financial condition.

The short-term and long-term impact of recently adopted regulatory capital rules is uncertain.

In July 2013, the federal banking agencies approved rules that will significantly change the regulatory capital requirements of all banking institutions in the United States. The new rules are designed to implement the recommendations with respect to regulatory capital standards, commonly known as Basel III, approved by the International Basel Committee on Bank Supervision. We will become subject to the new rules over a multi-year transition period beginning January 1, 2015. The new rules establish a new regulatory capital standard based on Tier 1 common equity and increase most of the required minimum regulatory capital ratios. The rules also change how a number of the regulatory capital components are calculated. The new rules will generally require us to maintain greater amounts of regulatory capital. The application of more stringent capital requirements could, among other things, result in lower returns on equity, require us to raise additional capital, result in regulatory actions such as the inability to pay dividends or repurchase shares if we were to be unable to comply with such requirements, and otherwise have a material adverse effect on our business, financial condition and results of operations. Such capital, however, may not be available when we need it or may be available only on unfavorable terms, and may have unfavorable impacts on us and our stockholders. See “—If U.S. credit markets and economic conditions do not significantly improve or further deteriorate, our liquidity could be adversely affected.”

If our stock of the Federal Home Loan Bank of Atlanta is classified as other-than-temporarily impaired or as permanently impaired, our earnings and stockholders’ equity could decrease.

We own stock of the Federal Home Loan Bank of Atlanta (“FHLBA”). We hold this stock to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the FHLBA’s advance program. The aggregate cost and fair value of our FHLBA stock as of September 30, 2013 was $483,100 based on its par value. There is no market for our FHLBA stock.

Although the FHLBA is not reporting current operating difficulties, it is possible that the capital of the Federal Home Loan Bank system, including the FHLBA, could be substantially diminished. This could occur with respect to an individual Federal Home Loan Bank due to the requirement that each Federal Home Loan Bank is jointly and severally liable along with the other Federal Home Loan Banks for the consolidated obligations issued through the Office of Finance, a joint office of the Federal Home Loan Banks, or due to the merger of a Federal Home Loan Bank experiencing operating difficulties into a stronger Federal Home Loan Bank. Consequently, there continues to be a risk that our investment in FHLBA common stock could be deemed other-than-temporarily impaired at some time in the future, and if this occurs, it would cause our earnings and stockholders’ equity to decrease by the impairment charge.

Our lending limit may limit our growth.

We are limited in the amount we can loan to a single borrower by the amount of our capital. Specifically, under current law, the Bank may lend up to 15% of its unimpaired capital and surplus to any one borrower. Based on our current capital level, our limit on the amount we can lend to one borrower as of September 30, 2013 was approximately $1.3 million. This limit on the dollar amount we can lend is significantly less than that of many of our competitors and may discourage potential borrowers who have credit needs in excess of our lending limit from conducting business with us.

Our 2011 Stock Option Plan and 2011 Recognition and Retention Plan and Trust Agreement will increase expenses and reduce income.

In 2012, our stockholders approved the Carroll Bancorp, Inc. 2011 Stock Option Plan and 2011 Recognition and Retention Plan and Trust Agreement, which authorize the issuance of a total of 46,728 shares of our common stock. We have filed a Registration Statement on Form S-8 to register the issuance of shares of our common stock under these plans and the compensation committee of our board of directors is now able to make grants under the plans. Grants have been and will continue to me made and expenses will be incurred as the shares vest to the plan participants.

Risks Related to an Investment in Our Common Stock

We do not intend to pay cash dividends in the foreseeable future, and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We expect that we will retain all earnings, if any, for operating capital, and we do not expect to pay any dividends in the foreseeable future. In addition, the payment of cash dividends may be made only if we are in compliance with certain applicable regulatory requirements governing the payment of cash dividends. Our ability to declare and pay cash dividends is dependent upon, among other things, restrictions imposed by the reserve and capital requirements of Maryland and federal law and regulations, our income and financial condition, tax considerations and general business conditions. Even if we have earnings in an amount sufficient to pay cash dividends, the board of directors may decide to retain earnings for the purpose of financing growth. We cannot assure you that cash dividends on our common stock will ever be paid. You should not purchase common stock in the offering if you need or desire dividend income from this investment. See “Market for Common Stock, Dividend Policy and Related Stockholder Matters.”

We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in Carroll Bancorp and could depress our stock price.

Our articles of incorporation currently authorize an aggregate of 9,000,000 shares of common stock, [—] of which are outstanding as of the date of this prospectus, [—] are reserved for issuance pursuant to outstanding options, [—] are reserved for issuance pursuant to our 2011 Stock Option Plan and 2011 Recognition and Retention Plan and Trust Agreement, and [—] of which are offered hereby, and 1,000,000 shares of preferred stock. Our board of directors has the authority to amend our articles of incorporation, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of any class of stock that we have the authority to issue. The board of directors is further authorized to issue additional shares of common stock and preferred stock, at such times and for such consideration as it may determine, without stockholder action. The ability of the board of directors to increase our authorized shares of capital stock, and the existence of authorized but unissued shares of common stock and preferred stock, could have the effect of rendering more difficult or discouraging hostile takeover attempts, or of facilitating a negotiated acquisition and could affect the market for and price of our common stock. Because our common stockholders do not have preemptive rights to purchase shares of our capital stock (that is, the right to purchase a stockholder’s pro rata share of any securities issued by Carroll Bancorp), any future offering of capital stock could have a dilutive effect on holders of our common stock. See “Description of Securities.”

There is a limited trading market in our common stock, which will hinder your ability to sell our common stock and may lower the market price of the stock.

Although there are market makers in our common stock, our common stock is traded only sporadically. An active trading market for shares of our common stock may never develop or be sustained. Persons purchasing Units in the offering may not be able to sell their shares of common stock included in the Units or that they receive upon exercise of the warrants included in the Units when they desire if a liquid trading market does not develop or sell them at a price equal to or above the subscription price even if a liquid trading market does develop. This limited trading market for our common stock also may reduce the market value of our common stock. Before purchasing you should consider the limited trading market for our shares and be financially prepared and able to hold your shares for an indefinite period. See “Market for Common Stock, Dividend Policy and Related Stockholder Matters.”

We do not intend to apply to list our shares of common stock on The NASDAQ Stock Market or any other stock exchange in connection with the offering. Our stock is and will continue to be quoted on the Over-the-Counter Bulletin Board (the “OTCBB”). The OTCBB is a market with less liquidity and fewer buyers and sellers than The NASDAQ Stock Market and most other securities exchange. If an active trading market for our stock does not develop, you may not be able to sell your shares in an efficient manner and the sale of a large number of shares at one time could temporarily depress the market price. The limited trading market could also result in a wider spread between the “bid” and “ask” prices for the stock. When there is a wide spread between the bid and asked price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time. For these reasons, our common stock should not be viewed as a short-term investment. See “Market for Common Stock, Dividend Policy and Related Stockholder Matters.” Further, we cannot assure you that an active and liquid market will develop in our common stock.

Our share price may fluctuate, which may make it difficult for you to sell your common stock.

The market price of our common stock could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects. As a result, the market price of our common stock may be below the price you want to sell it at if and when you decide to sell your shares of common stock. Factors that may affect market sentiment include:

•	operating results that vary from the expectations of our management or of securities analysts and investors;

•	developments in our business or in the financial service sector generally;

•	regulatory or legislative changes affecting our industry generally or our business and operations;

•	operating and securities price performance of companies that investors consider to be comparable to us;

•	changes in estimates or recommendations by securities analysts;

•	announcements of strategic developments, acquisitions, dispositions, financings and other material events by us or our competitors; and

•	changes in financial markets and national and local economies and general market conditions, such as interest rates and stock, commodity, credit or asset valuations or volatility.

Beginning in 2008 and through the present, the business environment for financial services firms has been extremely challenging. During this period many publicly traded financial services companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance or prospects of such companies. We may experience market fluctuations that are not directly related to our operating performance but are influenced by the market’s perception of the state of the financial services industry in general and, in particular, the market’s assessment of general credit quality conditions, including default and foreclosure rates in the industry.

While the U.S. and other governments continue efforts to restore confidence in financial markets and promote economic growth, further market and economic turmoil could still occur in the near- or long-term, negatively affecting our business, financial condition and results of operations, as well as the price, trading volume and volatility of our common stock.

Our stock value may be negatively affected by federal regulations and provisions in our articles and bylaws that restrict takeovers.

Until October 2014, or for three years following our initial public offering, federal regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without prior written regulatory approval. Further, our articles of incorporation and bylaws, and Maryland law, contain provisions that may make it more difficult and expensive to pursue a takeover attempt that management opposes, even if the takeover is favored by a majority of our stockholders. These restrictions may have a negative impact on the market price of our common stock.

Risks Related to the Rights Offering

We are not required to raise a minimum amount of proceeds in order to close the offering, which means that if you subscribe for Units in the offering, you may acquire securities in our company even though the proceeds raised may be insufficient to meet our objectives.

Completion of the offering is not subject to us raising a minimum offering amount, and your exercise of subscription rights in the rights offering is irrevocable. Therefore, if you commit to purchase Units in the offering, but we do not sell the entire amount of Units being offered hereby, you may be investing in a company that does not have the funds to implement its business strategy, including future growth.

The subscription price may not be indicative of the future price of our common stock.

Because there is currently no active trading market for our common stock, our board of directors established the subscription price for the offering based on factors it considered appropriate. The subscription price is not necessarily related to our book value, tangible book value, earnings per share or any other criteria of value, and may or may not be considered the fair value or intrinsic value of our common stock to be offered in the offering.

Also, there is no underwriter involved in the offering. When an underwriter is involved, the subscription price typically reflects market forces at work because the underwriter works with the issuer to price the offering, based on factors that include demand for the shares from securities dealers and the underwriter’s analysis of the issuer’s financial performance. Although imperfect and expensive, this process provides some protection that the subscription price is the market price.

If you purchase Units in the offering, you may not be able to sell the shares of common stock included in such Units at or above the subscription price. Similarly, if you purchase Units in the offering and purchase common stock pursuant to the exercise of the warrants included in such Units, you may not be able to sell such shares at or above the exercise price. The trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded. Accordingly, we cannot assure you that if you purchase common stock in the offering you will later be able to sell it at or above the subscription price. See “The Rights Offering—Determination of Subscription Price.”

If you do not exercise your subscription rights, your percentage ownership will be diluted.

Assuming we sell the full amount of Units issuable in connection with the rights offering, we will issue approximately [—] shares of our common stock included in such Units. If you choose not to exercise your subscription rights and we sell Units to other stockholders in the rights offering, your relative ownership interest in our common stock will be diluted. Further, you may experience dilution after completion of the offering to the extent other stockholders who exercised their subscription rights subsequently exercise their warrants included in the Units if you do not exercise your subscription rights in the offering or if you exercise your subscription rights but do not purchase additional share of our common stock pursuant to the exercise of the warrants included in your purchased Units.

You may not revoke your exercise of rights; we may cancel the offering at any time without further obligation to you.

Once you have exercised your subscription rights, you may not revoke your exercise even if you learn information about us that you consider to be unfavorable. We may terminate the rights offering at our discretion. If we cancel the offering, we will not have any obligation to you except to return any payment received, without interest or deduction, as soon as practicable.

If you do not act promptly and follow the subscription instructions, we may reject your exercise of subscription rights.

If you desire to purchase Units in the rights offering, you must act promptly to ensure that the subscription agent actually receives all required forms and payments before the expiration of the rights offering at 5:00 p.m., Eastern Time, on [—]. If you are a beneficial owner of shares, you must act promptly to ensure that your broker, dealer, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent before the expiration of the rights offering. We are not responsible if your nominee fails to ensure that the subscription agent receives all required forms and payments before the expiration of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise of your subscription rights prior to the expiration of the rights offering, the subscription agent may reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertake any action to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

We cannot guarantee that you will receive any or the entire amount of Units for which you over-subscribed.

Holders who fully exercise their basic subscription rights will be entitled to subscribe for an additional number of Units. Over-subscription privileges will be allocated pro rata among rights holders who over-subscribed, based on the number of over-subscription Units to which they subscribed. We cannot guarantee that you will receive any or the entire amount of Units for which you over-subscribed. If the pro rated amount of Units allocated to you in connection with your over-subscription privilege is less than your over-subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you as soon as practicable, without interest or deduction, and we will have no further obligations to you.

We will have broad discretion over the use of the net proceeds of the offering and may apply the proceeds of this offering to uses that do not improve our operating results or increase the value of your investment.

Although this prospectus generally describes the use of the proceeds of the offering, we will have broad discretion in determining the specific timing and use of the offering proceeds. Until utilized, we anticipate that we will invest the net offering proceeds in liquid assets. We have not made a specific allocation for the use of the net proceeds. Therefore, we will have broad discretion as to the timing and specific application of the net proceeds, and investors may not have the opportunity to evaluate the economic, financial and other relevant information that we will use in applying the net proceeds, and we may spend the proceeds in a manner that stockholders do not deem desirable. Our application of the net proceeds of the offering may not ultimately improve our operating results or increase the value of your investment.

We may terminate the rights offering and return your subscription payments without interest.

We may in our sole discretion decide not to continue with the rights offering or to terminate the rights offering at any time. This decision could be based on many factors, including market conditions. We currently have no intention to terminate the rights offering, but are reserving the right to do so. If we elect to cancel or terminate the rights offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return, without interest or deduction, any subscription payments the subscription agent received from you.

The offering is not underwritten.

We have not retained an underwriter in the offering. Because the offering is not underwritten by a broker-dealer, there can be no assurance that all, or even a substantial number, of the Units being offered hereby will be sold. We could be required to raise additional capital earlier than we would if we sold all of the Units offered hereby.

This offering may cause the price of our common stock to decrease.

The number of shares of common stock that will be issuable if this offering is fully subscribed, together with any shares of common stock issuable upon the exercise of warrants, may result in an immediate decrease in the market value of our common stock. This decrease may continue after the completion of this offering. If that occurs, you may be unable to profitably sell your common stock. Further, if a substantial number of subscription rights are exercised and shares of common stock are issued, and if the holders of the common stock in this offering choose to sell some or all of those shares, the resulting sales could depress the market price of our common stock. There is no assurance that following the rights offering you will be able to sell your common stock at a price equal to or greater than the subscription/exercise price.

Since the warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their warrants or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

You will not be able to sell the shares included in the Units you buy in the offering until you receive your stock certificates or your account is credited with the shares of common stock.

If you purchase Units in the rights offering by submitting a rights certificate and payment, we will mail you a stock certificate representing the shares of common stock included in such Units as soon as practicable after [—], or such later date as to which the rights offering may be extended. If your shares are held by a custodian bank, broker, dealer or other nominee and you purchase Units, your account with your nominee will be credited with the shares of common stock you purchased in the rights offering as soon as practicable after the expiration of the rights offering, or such later date as to which the rights offering may be extended. Until your stock certificates have been delivered or your account is credited, you may not be able to sell your shares.

Because our securities are not guaranteed or insured by any governmental agency, you could lose your entire investment.

The securities offered in this offering are not savings accounts or deposits, are not insured or guaranteed by the FDIC or any other governmental agency, and involve investment risk, including the possible loss of your entire investment.

The receipt of subscription rights may be treated as a taxable distribution to you.

We believe that the distribution of the subscription rights in this offering should be a non-taxable distribution under Section 305(a) of the Internal Revenue Code of 1986, as amended. This conclusion, however, is not binding on the Internal Revenue Service or the courts. If the Internal Revenue Service or a court were to successfully assert that the distribution of the subscription rights is a taxable distribution of property, your receipt of subscription rights in this rights offering may be treated as a receipt of a distribution in an amount equal to the fair market value of the rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, with any excess being treated as a return of capital to the extent thereof and then as capital gain. See “Material U.S. Federal Income Tax Consequences” below.

The subscription rights are not transferable, and there is no market for the subscription rights.

You may not sell, give away or otherwise transfer your subscription rights. The subscription rights are only transferable by operation of law. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and purchase Units to realize any potential value from your subscription rights.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus, and in the documents incorporated by reference into this prospectus, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may” and words of similar meaning. Forward-looking statements included in this prospectus include, but are not limited to:

•	statements of our goals, intentions and expectations, particularly with respect to our business plan, goals and strategies, including with respect to (i) expanding our commercial real estate lending and related products and diversifying our lending activities and loan portfolio, (ii) growth in loans, deposits and assets, (iii) hiring intensions and the impact of such hiring, (iv) using technology to expand market share, (v) implementing extensions of core banking services, and (vi) anticipated branch expansion;

•	statements regarding expected changes in expenses;

•	statements regarding anticipated payments of dividends in the foreseeable future;

•	statement regarding future increases in the allowance for loan losses; and

•	estimates of our material risks.

Additional forward-looking statements are identified in the documents incorporated by reference into this prospectus. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this filing.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Such factors include, but are limited to:

•	prevailing general economic conditions, either nationally or in our market area, that are worse than expected;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•	adverse changes in the securities markets;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate acquired entities, if any;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board;

•	changes in our organization, compensation and benefit plans; and

•	changes in our financial condition or results of operations that reduce capital available to pay dividends.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. You should not put undue reliance on any forward-looking statements. Please see “Risk Factors” beginning on page 12.

USE OF PROCEEDS

Because the offering is a best efforts offering and there is no minimum number of Units that must be sold in the offering, we are presenting this information assuming that we sell 10%, 50% and 100% of the Units available for sale in the offering.

	10%	50%	100%
Gross offering proceeds	$	$	$

Estimated expenses of the offering	$	$	$

Net proceeds from the offering	$	$	$

We intend to use the net proceeds of the offering to contribute to the capital of the Bank for the primary purposes of funding organic loan growth, including increasing the allowable maximum loan amount that it may extend to any one customer, and for the Bank’s working capital and other general corporate purposes.

Our management will retain broad discretion in deciding how to allocate the net proceeds of this offering, however, in the short term, we anticipate using the net proceeds of the offering to temporarily reduce short-term borrowings. The precise amounts and timing of our use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors.

MARKET FOR COMMON STOCK, DIVIDEND POLICY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCBB under the symbol “CROL.” The common stock commenced trading on October 12, 2011. As of the date of this prospectus, there were [—] shares of common stock outstanding. At that date, we had approximately [—] holders of record of common stock.

The high and low sales prices of our common stock since our initial public offering in October 2011 shown below are based on information posted on the OTCBB by broker-dealers. These prices may include dealer mark-up, mark-down and/or commission and may not necessarily represent actual transactions.

	High	Low	Dividends Declared
Year Ended December 31, 2013
Quarter ended March 31, 2013	$12.00	$10.05	$—
Quarter ended June 30, 2013	$13.00	$12.00	$—
Quarter ended September 30, 2013	$16.50	$12.70	$—

Year Ended December 31, 2012
Quarter ended March 31, 2012	$10.30	$9.80	$—
Quarter ended June 30, 2012	$10.15	$9.90	$—
Quarter ended September 30, 2012	$11.00	$10.05	$—
Quarter ended December 31, 2012	$10.20	$9.25	$—

Year Ended December 31, 2011
Quarter ended December 31, 2011	$10.50	$9.75	$—

On [—], the last practical trading date before the date of this prospectus, our common stock closed at $[—].

Our board of directors has the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements. We currently do not expect to pay dividends in the foreseeable future. If you are looking for an investment that pays dividends, you should not exercise your subscription rights and invest in the offering. In determining whether to pay a cash dividend and the amount of such cash dividend in future periods, our board of directors is expected to take into account a number of factors, including capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. We cannot assure you that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future. We may pay special cash dividends, stock dividends or returns of capital, to the extent permitted by applicable law and regulations, in addition to, or in lieu of, regular cash dividends. We file a consolidated tax return with Carroll Community Bank. Accordingly, we anticipate that any cash distributions we make to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes. Additionally, during the three-year period following our initial public offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Carroll Bancorp is organized under the Maryland General Corporation Law, which prohibits the payment of a dividend if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution. In addition, because Carroll Bancorp is a bank holding company the Federal Reserve Board may impose requirements on its payment of dividends. Among other things, the Federal Reserve Board has issued guidance that states, in general, that an entity experiencing financial difficulties should not pay or continue to pay dividends unless (i) the entity’s net income over the prior year is sufficient to fund all dividends and (ii) the earnings retained by the entity is consistent with the entity’s capital needs, asset quality and overall financial condition. There are additional restrictions under Maryland Financial Institutions Law with respect to Carroll Community Bank’s payment of dividends, as discussed below, which is Carroll Bancorp’s only source of funds from which dividends to stockholders could be paid.

Under Maryland law, Carroll Community Bank may declare a cash dividend, after providing for due or accrued expenses, losses, interest and taxes, from its undivided profits or, with the prior approval of the Maryland Office of the Commissioner of Financial Regulation, from its surplus in excess of 100% of its required capital stock. Also, if Carroll Community Bank’s surplus is less than 100% of its required capital stock, cash dividends may not be paid in excess of 90% of net earnings. In addition to these specific restrictions, the bank regulatory agencies have the ability to prohibit or limit proposed dividends if such regulatory agencies determine the payment of such dividends would result Carroll Community Bank being in an unsafe and unsound condition. Any payment of dividends by Carroll Community Bank to us that would be deemed to be drawn out of Carroll Community Bank’s bad debt reserves, if any, would require a payment of taxes at the then-current tax rate by Carroll Community Bank on the amount of earnings deemed to be removed from the reserves for such distribution. Carroll Community Bank does not intend to make any distribution to us that would create such a federal tax liability.

THE RIGHTS OFFERING

The Subscription Rights

We are distributing to the holders of our common stock as of [—], at no cost to stockholders, non-transferable subscription rights to purchase Units consisting of one share of common stock and a warrant to purchase one-half of a share of common stock at $[—] per Unit. The subscription rights entitle the holders of our common stock to purchase an aggregate of approximately [—] Units for an aggregate purchase price of $[—].

Each holder of record of our common stock will receive one subscription right for each share of our common stock owned by such holder as of 5:00 p.m., Eastern Time, on [—]. Each subscription right entitles the holder to a basic subscription right and an over-subscription privilege.

We are not requiring an overall minimum subscription to complete the rights offering.

The subscription rights will be evidenced by subscription rights certificates.

Basic Subscription Right. With your basic subscription right, you may purchase [—] Unit per subscription right, subject to delivery of the required documents and payment of the subscription price of $[—] per whole Unit, prior to the expiration of the rights offering. Each Unit consists of one share of common stock and a warrant to purchase one-half of a share of common stock at an exercise price of $[—] per whole share. The number of rights you may exercise pursuant to your basis subscription right appears on your rights certificate if you are a holder of record (see “—Beneficial Owners” if you hold your shares through a nominee). You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any of your subscription right. However, if you do not exercise all of your basic subscription right in full, you will not be entitled to purchase Units under your over-subscription privilege.

We will deliver certificates representing shares of common stock and warrants comprising the Units that you purchased with your basic subscription rights, or credit the account of your record holder with such shares of such common stock and warrants, as soon as practicable following the expiration of the rights offering.

Over-Subscription Privilege. If you purchase all of the Units available to you pursuant to your basic subscription right, you may also choose to purchase a portion of any Units that are not purchased by other stockholders through the exercise of their basic subscription rights. If sufficient Units are available, we will seek to honor the over-subscription requests in full. If over-subscription requests exceed the number of Units available, we will allocate the available Units among stockholders who over-subscribed by multiplying the number of Units requested by each stockholder through the exercise of their over-subscription privileges by a fraction that equals (x) the number of Units available to be issued through over-subscription privileges divided by (y) the total number of Units requested by all subscribers through the exercise of their over-subscription privileges.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege at the time you deliver payment related to your basic subscription right. Because we will not know the actual number of unsubscribed Units prior to the expiration of the rights offering, if you wish to maximize the number of Units you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of Units that may be available to you. For that calculation, you must assume that no stockholder other than you will subscribe for any Units pursuant to their basic subscription right.

You may not be able to purchase the entire number of Units issuable upon the exercise of your over-subscription privilege. We can only honor an over-subscription privilege to the extent sufficient Units are available following the exercise of subscription rights under the basic subscription rights.

To the extent the aggregate subscription price of the actual number of unsubscribed Units available to you pursuant to the over-subscription privilege is less than the amount you paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of unsubscribed Units actually available to you, and any excess subscription payments will be returned to you, without interest or deduction, as soon as practicable.

To the extent the amount you paid in connection with the exercise of the over-subscription privilege is less than the aggregate subscription price of the actual number of unsubscribed Units available to you pursuant to the over-subscription privilege, you will be allocated the number of unsubscribed Units for which you actually paid in connection with the over-subscription privilege.

We will deliver certificates representing shares of common stock and warrants comprising the Units that you purchased with the over-subscription privilege, or credit the account of your record holder with such shares and warrants, as soon as practicable after the expiration of the rights offering.

Reasons for the Offering

As discussed elsewhere in this prospectus, we are conducting the offering primarily to increase our capital levels in order to support organic growth. The additional capital will allow us to expand our loan and investment activities, including increasing our loans to one borrower limit, and to generally increase our assets.

Our board of directors has chosen to structure the offering as a rights offering in order to allow existing stockholders to acquire additional shares of our common stock based on their pro rata ownership percentage and provide such stockholders the opportunity to maintain their proportional ownership in us.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. You may exercise your subscription rights as follows:

Subscription by Registered Holders. If you hold a Carroll Bancorp stock certificate, the number of rights you may exercise pursuant to your basic subscription right is indicated on the enclosed rights certificate. You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full payment, to the subscription agent at the address set forth below under “—Subscription Agent; Delivery of Subscription Materials and Payment; Information Agent” to be received by 5:00 p.m., Eastern Time, on [—], unless the offering is extended by our board of directors in its sole discretion.

Subscription by Beneficial Owners. If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, custodian bank or other nominee, you will not receive a rights certificate. Instead, one subscription right will be issued to the nominee record holder for each share of our common stock that you own at the record date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for Units in the rights offering.

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, [—] expiration date that we have established for the rights offering.

Your subscription rights will not be considered exercised unless the subscription agent actually receives from you, or from your broker, dealer, custodian bank or nominee, as the case may be, all of the required documents and your full subscription price payment by to 5:00 p.m. Eastern Time, on [—], the scheduled expiration date of the rights offering, unless the offering is extended by our board of directors.

Payment Method

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in full United States currency by:

•	Personal or certified check payable to “[—],” the subscription agent, drawn upon a United States bank;

•	Cashier’s check payable to “[—],” drawn upon Carroll Community Bank; or

•	by wire transfer of immediately available funds at the following account: ABA No. [—], further credit to Account No. [—] at [—], with an account name of “[—]” (the “Subscription Account”). Any wire transfer should clearly indicate the identity of the subscriber who is paying the subscription price by wire transfer.

Payment will be deemed to have been received by the subscription agent only upon the subscription agent’s (i) receipt of any certified check drawn on a U.S. Bank or cashier’s check drawn on Carroll Community Bank, (ii) in the case of a personal check, the subscription agent’s receipt and clearance of such check, or (iii) receipt of collected funds via wire in the Subscription Account designated above.

Please note that funds paid by personal check may take up to seven or more business days to clear. Accordingly, if you wish to pay by means of a personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the subscription agent receives cleared funds before that time. We also urge you to consider payment by means of a certified check, cashier’s check drawn on Carroll Community Bank or wire transfer.

You should read and follow the instructions accompanying the rights certificate carefully. As described in the instructions accompanying the rights certificate, in certain cases additional documentation or signature guarantees may be required.

The method of delivery of payments of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent. Do not send or deliver these materials to us.

There is no sales fee or commission payable by you. We will pay all fees charged by the subscription agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with your exercise of the subscription rights.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the fullest extent possible based on the amount of the payment received, subject to the availability of Units under the over-subscription privilege and the elimination of fractional Units. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable following the expiration of the rights offering.

Guaranteed Delivery Procedures

If you want to exercise your rights, but time will not permit your subscription rights certificate to reach the subscription agent on or prior to 5:00 p.m., Eastern Time, on [—], you may exercise your rights using the following guaranteed delivery procedures:

1.	On or before [—], you must have sent, and the subscription agent must have received, payment in full for each whole Unit you are purchasing through your basic subscription right and your oversubscription privilege;

2.	On or before [—], you must have sent, and the subscription agent must have received, a Notice of Guaranteed Delivery, substantially in the form provided with the attached instructions, from a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States. The Notice of Guaranteed Delivery must state:

•	your name;

•	the number of rights that you hold;

•	the number of Units that you wish to purchase pursuant to your basic subscription right; and

•	the number of Units, if any, you wish to purchase pursuant to your over-subscription privilege.

The Notice of Guaranteed Delivery must guarantee the delivery of your subscription rights certificate to the subscription agent within three OTCBB trading days following the date of the Notice of Guaranteed Delivery; and

3.	You must send, and the subscription agent must receive, your properly completed and duly executed subscription rights certificate, including any required signature guarantees, within three OTCBB trading days following the date of your Notice of Guaranteed Delivery. You may physically deliver the Notice of Guaranteed Delivery via the enclosed envelope to the subscription agent. You can obtain additional copies of the Notice of Guaranteed Delivery from the subscription agent at the address set forth below under the caption “— Subscription Agent; Delivery of Subscription Materials; Information Agent.”

Medallion Guarantee May Be Required

Your signature on your rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	you provide on the rights certificate that the shares of common stock included in the Units are to be delivered in your name and to your address of record, as imprinted on the face of the rights certificate; or

•	you are an eligible institution.

Limitation on How Many Units You May Purchase in the Rights Offering

Under Federal Reserve Board rules and regulations, if you, directly or indirectly, or through one or more subsidiaries, or acting in concert with one or more persons or entities, will own more than 25% of our common stock after giving effect to the offering, then you will be conclusively deemed to control us. If, after giving effect to the rights offering, you, directly or indirectly, or through one or more subsidiaries, or acting in concert with one or more persons or entities, will hold 10% or more of our common stock you will be presumed to control us. This presumption of control is, however, rebuttable. For this purpose, you will be considered to own any shares underlying the warrants included in Units you purchase in the rights offering. The Federal Reserve Board requires an application, notice or agreement to rebut the presumption of control be filed prior to obtaining control.

Additionally, approval of the Maryland Commissioner of Financial Regulation is required if the acquiror acquires 25% or more of our voting stock or a lesser amount of our voting stock if the acquisition of such lesser amount affects the power to direct or to cause the direction of our management or policies.

We will not issue shares of common stock and warrants constituting the Units pursuant to the exercise of basic subscription rights or over-subscription privileges to any stockholder who, in our sole opinion, could be required to obtain prior clearance or approval from or submit a notice to any state or federal bank regulatory authority to acquire, own or control such shares if, as of [—], such clearance or approval has not been obtained and/or any required waiting period has not expired. If we elect not to issue Units in such a case, the unissued Units will become available to stockholders pursuant to the over-subscription privilege.

Expiration Date; Cancellation and Amendment of Rights Offering

The subscription period, during which you may exercise your subscription rights, expires at 5:00 p.m., Eastern Time, on [—], which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue common stock and warrants comprising Units to you if the subscription agent receives your rights certificate or your subscription payment after that time. We have the option to extend the rights offering without notice to you, although we do not presently intend to do so. In no event will the expiration date be later than [—]. We may extend the expiration of the rights offering by giving oral or written notice to the subscription agent prior to the expiration of the rights offering. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than the next business day after the board of directors determines to extend the rights offering.

If you hold your shares of common stock in the name of a custodian bank, broker, dealer or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions. Your nominee may establish a deadline that may be before the 5:00 p.m., Eastern Time, [—], expiration date that we have established for the rights offering.

We may cancel this rights offering in our sole discretion at any time prior to expiration of the rights offering, including as a result of a change in the market price of our common stock, or if at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. If we cancel the rights offering, in whole or in part, all affected subscription rights will expire without value. If we cancel this rights offering, any funds you paid will be refunded, without interest or deduction.

We reserve the right to amend the terms of this rights offering. If we make an amendment that we consider material, we will extend this rights offering and offer all rights holders the right to revoke any subscription submitted prior to such amendment upon the terms and conditions we set forth in the amendment. The extension of the expiration date of this rights offering will not, in and of itself, be a material amendment for these purposes.

Determination of Subscription Price

In determining the subscription price, our board of directors considered a number of factors, including the need to offer the Units at a price that would be attractive to investors relative to the then current trading and historical trading prices for our common stock, historical and current trading prices for our common stock, conditions in the stock market and the financial services industry in general, our need for capital and alternatives available to us for raising capital, and the desire to provide an opportunity to our stockholders to participate in the offering on a pro rata basis. In conjunction with its review of these factors, the board of directors also reviewed our history and prospects, including our past and present earnings, our prospects for future earnings, and the outlook for our industry, our current financial condition and regulatory status and a range of discounts to market value represented by the subscription prices in various prior rights offerings.

The subscription price is not necessarily related to our book value, tangible book value, earnings per share or any other established criteria of value and may or may not be considered the fair value of our common stock or of the Units to be offered in the rights offering. You should not consider the subscription price as an indication of value of Carroll Bancorp or our common stock or of the Units. You should not assume or expect that, after the offering, our shares of common stock will trade at or above the subscription price in any given time period. The market price of our common stock may decline during or after the offering, and you may not be able to sell the underlying shares of our common stock included in the Units or underlying the warrants included in the Units purchased during the offering at a price equal to or greater than the subscription price. You should obtain a current quote for our common stock before exercising your subscription rights or the warrants included in the Units and make your own assessment of our business and financial condition, our prospects for the future, and the terms of the offering.

Minimum Subscriptions

We are not requiring minimum subscriptions to complete the rights offering.

Subscription Agent; Delivery of Subscription Materials and Payment; Information Agent

The subscription agent for the offering is [—]. The address to which rights certificates and payments, other than wire transfers, should be mailed or delivered is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent. Do not send or deliver these materials to Carroll Bancorp.

By Mail, Hand, Express Mail or Overnight Delivery:

[—]

If you have any questions regarding completing a rights certificate or submitting payment in the rights offering, please call our subscription agent for the rights offering, [—], at [—] (toll free), Monday through Friday (except bank holidays), between     :00 a.m. and     :00 p.m., Eastern Time.

If you have any questions regarding the rights offering, please contact [—], the information agent for the offering, at [—].

If you have any questions about Carroll Bancorp or Carroll Community Bank in general, please contact Russell J. Grimes at (410) 795-1900.

No Fractional Units, Shares

All Units will be sold at a purchase price of $[—] per whole Unit. We will not issue fractional Units or fractional shares of our common stock. Fractional Units resulting from the exercise of the subscription rights will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable. Similarly, fractional shares resulting from the exercise of the warrants included in the Units will be eliminated by rounding down to the nearest whole share, with the total exercise price being adjusted accordingly.

Notice to Nominees

If you are a broker, dealer, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a registered holder of our common stock so instructs, you should complete the rights certificate and submit it to the subscription agent with the proper subscription payment to be received by the expiration date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock, you will receive your subscription rights through a broker, dealer, custodian bank or other nominee, and we will ask your nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your nominee act for you, as described above. To indicate your decision with respect to your subscription rights, you should follow the instructions of your nominee. If you wish instead to obtain a separate rights certificate, you should contact your nominee as soon as possible and request that a rights certificate be issued to you. You should contact your nominee if you do not receive notice of the rights offering, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the notice by mail or otherwise from your nominee or if you receive notice without sufficient time to respond to your nominee by the deadline established by your nominee, which may be before the 5:00 p.m., Eastern Time, [—] expiration date.

Non-Transferability of Subscription Rights

The subscription rights granted to you are non-transferable (other than by operation of law) and, therefore, you may not sell, transfer or assign your subscription rights to anyone. The subscription rights will not be listed for trading on any stock exchange or market.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

The subscription agent will hold funds received in payment for the Units in a segregated account at [—] pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned, without interest or deduction, as soon as practicable.

Foreign Stockholders

We will mail this prospectus, but not rights certificates, to stockholders of record with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold the rights certificates for the account of such stockholders. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to [—], Eastern Time, at least three business days prior to the expiration of the rights offering (or, if the rights offering is extended, on or before three business days prior to the extended expiration date) and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder and otherwise make satisfactory arrangements with the subscription agent for the exercise of the rights evidenced by such rights certificates.

Rights of Subscribers

Your exercise of subscription rights in this rights offering will give you no additional rights as a stockholder or warrantholder until the shares of our common stock and warrants you have subscribed for in this rights offering are issued to you.

No Revocation or Change

Once you submit the rights certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable. However, if we make an amendment to this rights offering that we believe to be material, we will extend this rights offering and offer all rights holders the right to revoke any subscription submitted prior to such amendment upon the terms and conditions we set forth in the amendment. The extension of the expiration date of this rights offering will not, in and of itself, be a material amendment for these purposes. You should not exercise your subscription rights unless you are certain that you wish to purchase additional Units at the subscription price.

Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of these subscription rights to purchase Units consisting of one share of our common stock and a warrant to purchase one-half of a share of our common stock for the reasons described below in “Material U.S. Federal Income Tax Consequences.”

Issuance of Units

Unless we earlier terminate this rights offering, the shares of common stock and warrants comprising the Units purchased in this rights offering will be issued as soon as practicable following the expiration of this rights offering to those rights holders who have timely and properly completed, signed and delivered a subscription rights certificate together with payment of the subscription price for each Unit subscribed for.

Your payment of the aggregate subscription price for Units subscribed for will be retained by the subscription agent and will not be delivered to us unless and until your subscription is accepted and you are issued your shares of our common stock and warrants. You will not be paid any interest on funds paid to the subscription agent, regardless of whether the funds are applied to the subscription price or returned to you. You will have no rights as a stockholder of Carroll Bancorp with respect to the shares of our common stock included in the Units subscribed for in this rights offering until the certificates representing such shares are issued to you. You will have no rights as a warrant holder with respect to the warrants to purchase our common stock included in the Units subscribed for in this rights offering until the certificates representing such warrants are issued to you. You will be deemed the owner of such shares of our common stock and the warrants comprising the Units you purchased pursuant to your exercise of subscription rights upon the issuance of the certificates representing the shares and warrants. Unless otherwise instructed in the subscription rights certificate, the shares and warrants issued to you pursuant to your exercise of subscription rights will be registered in your name or the name of your nominee, if applicable. We will not issue any fractional Units or fractional shares of our common stock.

Ambiguities in Exercise of Subscription Rights

If you do not specify the number of Units being subscribed for on your subscription rights certificate with respect to your basic subscription right or your over-subscription privilege, or if your payment is not sufficient to pay the total purchase price for all of the Units that you indicated you wished to purchase, you will be deemed to have subscribed for the maximum number of Units that could be subscribed for with the payment that the subscription agent receives from you. If the aggregate subscription price paid by you exceeds the amount necessary to purchase the number of Units which you have indicated an intention to purchase, then you will be deemed to have exercised your basic subscription rights or over-subscription privileges, as the case may be, in full to the extent of the payment tendered to purchase that number of Units equal to the quotient obtained by dividing the payment tendered by the subscription price. Any remaining amount shall be returned to you by mail, without interest or deduction, as soon as practicable after the expiration of this rights offering and after all prorations and adjustments contemplated by the terms of this rights offering have been effected.

No Board Recommendation

Our board of directors makes no recommendation to any holder of subscription rights regarding the exercise of their rights for Units or the purchase of shares of our common stock upon exercise of the warrants included in such Units. Stockholders who exercise subscription rights or purchase shares pursuant to the warrants included in the Units risk investment loss on new money invested. We cannot assure you that the market price for our common stock will be above the subscription and exercise price or that anyone purchasing Units at the subscription price or shares at the exercise price pursuant to the warrants will be able to sell those shares in the future at the same price or a higher price. We urge you to make your decision based on your own assessment of our business and financial condition, our prospects for the future and the terms of the rights offering and the warrants. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Shares of Our Common Stock Outstanding After the Rights Offering

Assuming no options are exercised prior to the expiration of the rights offering, we expect approximately [—] shares of our common stock will be outstanding immediately after completion of the rights offering, assuming all the Units offered hereby are sold.

Other Matters

We are not making this offering in California or in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any Units from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. If you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material federal income tax consequences of the rights offering to holders of our common stock that hold such stock as a capital asset for federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date of this prospectus, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons, defined as a citizen or resident of the United States, a domestic partnership, a domestic corporation, any estate the income of which is subject to U.S. federal income tax regardless of its source, and any trust so long as a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

This discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”), including, but not limited to, holders who are subject to the alternative minimum tax, holders who are dealers in securities or foreign currency, foreign persons (defined as all persons other than U.S. persons), U.S. holders that have a principal place of business or “tax home” outside the U.S., any entity treated as a partnership for U.S. federal income tax purposes, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or holders who acquired common stock pursuant to the exercise of compensatory stock options or warrants or otherwise as compensation.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) receives the subscription rights or holds shares of common stock received upon exercise of the subscription rights, the tax treatment of a partner in a partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the United States federal income tax consequences of the receipt and ownership of the subscription rights or the ownership of shares of common stock received upon exercise of the subscription rights.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the federal income tax consequences of the rights offering or the related share issuance. The IRS could take positions concerning the tax consequences of the rights offering or the related issuances that are different from those described in this discussion and, if litigated, a court could sustain any such positions taken by the IRS. In addition, the following summary does not address the tax consequences of the rights offering or the related share issuance under foreign, state, or local tax laws.

THIS SUMMARY IS ONLY A GENERAL DISCUSSION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. THE U.S. FEDERAL INCOME TAX TREATMENT OF THE RIGHTS IS COMPLEX AND POTENTIALLY UNFAVORABLE TO U.S. HOLDERS. ACCORDINGLY, EACH HOLDER WHO ACQUIRES RIGHTS IS STRONGLY URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE ACQUISITION OF THE RIGHTS, WITH SPECIFIC REFERENCE TO SUCH PERSON’S PARTICULAR FACTS AND CIRCUMSTANCES.

THE FEDERAL TAX DISCUSSION CONTAINED IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY PERSON FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED BY THE CODE. THE FEDERAL TAX DISCUSSION CONTAINED IN THIS PROSPECTUS WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS DESCRIBED IN THIS PROSPECTUS. YOU SHOULD SEEK ADVICE FROM YOUR OWN INDEPENDENT TAX ADVISORS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THESE TRANSACTIONS BASED ON YOUR PARTICULAR CIRCUMSTANCES.

Subscription Rights

Receipt of Subscription Rights. Your receipt of subscription rights in the rights offering, including over-subscription privileges, should be treated as a nontaxable distribution with respect to your common stock for United States federal income tax purposes. The discussion below refers to both the basic subscription rights and oversubscription rights, and assumes that the receipt of subscription rights will be treated as a nontaxable distribution.

Tax Basis and Holding Period of Subscription Rights. The tax basis of the subscription rights received in the rights offering will be zero, unless (a) the fair market value of the subscription rights on the date such subscription rights are distributed equals or exceeds 15% of the fair market value on such date of the common stock with respect to which the subscription rights are received, or (b) you elect, by attaching a statement to your federal income tax return for the taxable year in which the subscription rights are received, to allocate basis to the subscription rights. Any such election must apply with respect to all subscription rights received in the rights offering. In either case, your tax basis in your common stock will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed.

Expiration. You will not recognize any gain or loss if you allow the subscription rights received in the rights offering to expire, and your tax basis in the common stock with respect to which such subscription rights were distributed will be equal to the tax basis of such common stock immediately before the receipt of the subscription rights in the rights offering, regardless of whether the basis would otherwise have been allocated as described above.

Exercise; Tax Basis in and Holding Period of Common Stock. You will not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering. The tax basis of any share of our common stock that you purchase upon exercise of the subscription rights will be equal to the portion of the basis of the subscription right, if any, determined as described above, allocated to right to purchase the share, plus the portion of the subscription price allocated to the common stock. The tax basis of any warrant that you purchase upon exercise of the subscription rights will be equal to the portion of the basis of the subscription right, if any, determined as described above, allocated to the right to purchase the warrant, plus the portion of the subscription price allocated to the warrant. The portion of the subscription price allocated to the share of common stock and the portion of the subscription price allocated to the warrant will be determined for this purpose by allocating the subscription price for each Unit between the share of common stock and the warrant in proportion to their respective fair market values on the date the subscription rights are exercised. The holding period of the shares of our common stock and warrants purchased in this rights offering will begin on the date that you exercise your subscription rights.

The tax basis of any shares of our common stock that you purchase upon exercise of a warrant will be equal to the basis of the warrant, determined as described above, plus the exercise price under the warrant. The holding period of shares of our common stock acquired upon exercise of a warrant will begin on the date that you exercise the warrant, i.e. it will not include the holding period for the warrant.

Taxation of Common Stock

Distributions with respect to shares of common stock received upon exercise of the subscription rights or the exercise of the warrants will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits, if any, as determined for United States federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis of such shares of common stock and thereafter as capital gain.

Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by certain non-corporate U.S. holders, including individuals, in respect of the shares of common stock are currently taxed at a maximum federal rate of 20%. Subject to similar exceptions for short-term and hedged positions, distributions on the shares of common stock constituting dividend income paid to U.S. holders that are domestic corporations generally will qualify for the dividends-received deduction. You should consult your own tax advisor regarding the availability of the reduced dividend tax rate and the dividends-received deduction in light of your particular circumstances.

If you sell or otherwise dispose of any shares of the common stock, you will generally recognize capital gain or loss equal to the difference between your amount realized and your adjusted tax basis of such shares of common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for such shares of common stock is more than one year. Long-term capital gain of a non-corporate U.S. holder, including individuals, is generally taxed at a maximum federal rate of 20%. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, payments made in the United States or through certain United States related financial intermediaries with respect to the ownership and disposition of the shares of common stock will be required to be reported to the IRS unless you are a corporation or other exempt recipient and, when required, demonstrate this fact. In addition, you may be subject to a backup withholding tax (currently at a rate of 28%) on such payments unless you (i) are a corporation or other exempt recipient and when required, demonstrate this fact or (ii) provide a taxpayer identification number and otherwise comply with applicable certification requirements.

You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. The backup withholding tax is not an additional tax and you may use amounts withheld as a credit against your United States federal income tax liability or may claim a refund so long as you timely provide certain information to the IRS.

This discussion is included for your general information only. You should consult your tax advisor to determine the tax consequences to you of this rights offering in light of your particular circumstances, including any state, local and foreign tax consequences.

PLAN OF DISTRIBUTION

On or about the date of this prospectus, we will distribute the subscription rights, subscription rights certificates and copies of this prospectus to individuals who owned shares of common stock of record as of 5:00 p.m., Eastern Time, on [—], the record date for the rights offering. If you wish to exercise your subscription rights and purchase Units, you should complete the subscription rights certificate and return it with payment for the Units, to the subscription agent, [—]. See “The Rights Offering—Method of Exercising Subscription Rights.” If you have any questions, you should contact [—], the information agent for the offering, at [—].

We have agreed to pay the subscription agent customary fees plus certain expenses in connection with the rights offering. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the rights offering.

Some of our officers, employees and directors may solicit responses from you as a holder of subscription rights. None of our officers, directors or employees will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Units.

DESCRIPTION OF SECURITIES

General

Under our articles of incorporation, we are authorized to issue 9,000,000 shares of common stock, par value of $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. We currently expect to issue in the offering up to [—] shares of common stock and warrants to purchase up to [—] shares of common stock. We will not issue shares of preferred stock in the offering. The shares of common stock of Carroll Bancorp included in and underlying the warrants included in the Units represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

Common Stock

Dividends. Under applicable law, Carroll Bancorp can pay dividends on its common stock if, after giving effect to the distribution, we would be able to pay our indebtedness as the indebtedness comes due in the usual course of business and its total assets exceed the sum of its liabilities and the amount needed, if Carroll Bancorp were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference upon dissolution. Carroll Community Bank is also prohibited from paying dividends that would reduce its capital below the then adjusted balance of its liquidation account. Subject to all rights of holders of any other class or series of stock, the holders of our common stock are entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If we issue shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. The holders of our common stock have exclusive voting rights in Carroll Bancorp. They elect our board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of our common stock, however, is not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If we issue shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the affirmative vote of at least two-thirds of the shares of our capital stock entitled to vote on the matter.

Liquidation. In the event of liquidation, dissolution or winding up of Carroll Bancorp, the holders of our common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of our assets. If preferred stock is then outstanding the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of our common stock are not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the board of directors. The common stock is not subject to redemption.

Rights of Objecting Holders. Our articles of incorporation provide that holders of our common stock will not be able to exercise their rights to demand “fair value” in any merger, share exchange or certain other transactions, as provided under the Maryland General Corporation Law, unless the board of directors expressly grants such rights.

Other. Holders of our common stock have no conversion rights, exercise rights or other subscription rights. There are no redemption or sinking fund provisions that apply to the common stock.

Preferred Stock

None of our authorized shares of preferred stock will be issued as part of the rights offering. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Warrants

Common Stock Subject to Warrants. Each warrant initially represents the right to purchase one-half of a share of our common stock. The number of shares deliverable upon the exercise of each warrant is subject to the adjustments described below under the heading “— Adjustments to the Warrants.”

Exercise of the Warrants. Each warrant to be issued as part of the Units will have a three-year term and will give the holder the right to purchase one-half of a share of our common stock at an exercise price of $[—] per whole share. All or any portion of the warrants may be exercised in whole or in part at any time or from time to time on or before 5:00 p.m., Eastern Time, on [—], 2017, by surrender to the warrant agent of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price per share for the shares of common stock for which the warrants are being exercised. The exercise price applicable to the warrants is subject to adjustment described below under the heading “— Adjustments to the Warrants.”

Upon exercise of warrants, the shares of common stock issuable upon exercise will be issued by our transfer agent to the exercising warrantholder. Certificates representing shares issued upon exercise of warrants will be issued in the name or names designated by the exercising warrantholder and will be delivered by the transfer agent to the exercising warrantholder (or its nominee or nominees). We will not issue fractional shares upon any exercise of the warrants; fractional shares resulting from the exercise of the warrants will be eliminated by rounding down to the nearest whole share, with the total exercise price being adjusted accordingly. We will at all times reserve the aggregate number of shares of our common stock for which the warrants may be exercised.

Issuance of any shares of our common stock deliverable upon the exercise of warrants will be made without charge to the warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of those shares (other than liens or charges created by a warrantholder, income and franchise taxes incurred in connection with the exercise of the warrant or taxes in respect of any transfer occurring contemporaneously therewith).

Right as a Stockholder. The warrantholders will have no rights or privileges of holders of our common stock, including any voting rights or rights to dividend payments, until (and then only to the extent) the warrants have been exercised.

Adjustments to the Warrants. The exercise price and the number shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, reverse stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock. In addition, if we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property which the holders would have received had they exercised the warrants immediately prior to the reorganization event.

Amendment. The warrants may be amended and the observance of any material term of such warrants may be waived with the consent of a majority of the holders of the warrants; provided, that the consent of each affected warrantholder is necessary for any amendment (i) to increase the exercise price or to decrease the number of shares issuable upon exercise of the warrants (other than pursuant to the terms of the adjustment provisions in the warrant certificate described above), (ii) that would shorten the time period during which the warrants are exercisable, or (iii) that would change in a manner adverse to such warrantholder the terms of the adjustment provisions in the warrant certificate described above.

Fractional Shares. No fractional shares of common stock will be issued in connection with the exercise of a warrant. If you purchase an odd number of Units, or the exercise of a warrant would otherwise result in the issuance of a fractional number of shares, then the aggregate number of shares of common stock that your warrants permit you to purchase will be rounded down to the nearest whole share.

Transferability. The warrants are not transferable or assignable other than by operation of law. As a result, the warrants may only be exercised by the stockholder who purchases the Units.

Warrant Agent. The warrants will be issued pursuant to a warrant agreement by and between Carroll Bancorp and [—], the warrant agent for the warrants. Under the warrant agreement, the warrant agent will act on our behalf in connection with the transfer (solely by operation of law), exchange, exercise and cancellation of the warrants and be required to maintain a registry recording the names and addresses of all registered holders of the warrants. The warrant agent will receive a fee in exchange for performing these duties under the warrant agreement and will be indemnified by us for liabilities not involving gross negligence, willful misconduct or bad faith and arising out of its service as warrant agent.

Governing Law. The warrants will be governed by Maryland law.

Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws

General. A number of provisions of our articles of incorporation and bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of our articles and bylaws that might be deemed to have a potential “anti-takeover” effect. The following description of certain of the provisions of our articles and bylaws is necessarily general and reference should be made in each case to the articles and bylaws.

Directors. Our board of directors is divided into three classes. After the expiration of their initial terms pursuant to our articles of incorporation, the members of each class will be elected for a term of three years, and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of our directors. The bylaws establish qualifications for board members, including a residency requirement with respect to two-thirds of the board, an age restriction, restrictions on affiliations with competitors of Carroll Community Bank and restrictions based upon prior legal or regulatory violations. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

In addition, as set forth in our articles of incorporation and bylaws, and assuming we satisfy the other requirements set forth in Section 3-802(b) of the Maryland General Corporation Law (the “MGCL”), any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until the successor is elected and qualifies, except as may be provided by the board of directors in setting the terms of any class or series of preferred stock.

Evaluation of Offers. Our articles of incorporation provide that our board of directors, when evaluating certain transactions including a merger, consolidation, exchange offer for our securities or a transaction that would or may involve a change in control of Carroll Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Carroll Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon our stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Carroll Bancorp and its subsidiaries and on the communities in which Carroll Bancorp and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on our historical, current or projected future operating results or financial condition;

•	whether a more favorable price could be obtained for our stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Carroll Bancorp and its subsidiaries;

•	the future value of our stock or any other securities or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	our ability to fulfill our objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Call of Special Meetings. Our bylaws provide that special meetings of stockholders can be called only by the President, by a majority of the entire board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. Our articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. Our articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit; provided that such 10% limit shall not apply if a majority of the unaffiliated directors approve the acquisition of shares in excess of the 10% limit prior to such acquisition.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Authorized but Unissued Shares. We have authorized but unissued shares of common and preferred stock. Our articles of incorporation authorize 9,000,000 shares of common stock and 1,000,000 shares of preferred stock. We are authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares. The board may also classify and reclassify any unissued shares of common stock and issue such common stock without stockholder approval. In addition, the articles of incorporation provide that a majority of the whole board may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that we have the authority to issue. In the event of a proposed merger, tender offer or other attempt to gain control of Carroll Bancorp that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction or common stock that would render more difficult or discourage an attempt to gain control of us. An effect of the possible issuance of common stock or preferred stock therefore may be to deter a future attempt to gain control of Carroll Bancorp. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Except as provided under “— Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the board of directors to increase or decrease the number of shares of our stock authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by two-thirds of our board of directors and holders of two-thirds of the outstanding shares of our voting stock.

The articles of incorporation also provide that the bylaws may be amended only by a majority of our board of directors.

Extraordinary Transactions. Our articles of incorporation provide that (i) any merger or consolidation of Carroll Bancorp or any subsidiary, which includes Carroll Community Bank, in which Carroll Bancorp or the subsidiary is not the successor or surviving entity, (ii) the sale, exchange, transfer, or other disposition of all or substantially all of our assets or any subsidiary’s assets, or (iii) our dissolution or liquidation, requires approval of holders of 80% of the shares of our capital stock entitled to vote on such transaction, provided that the affirmative vote of holders of a majority of the shares of our capital stock will be sufficient if at least two-thirds of the members of the board of directors have approved the transaction.

Change in Control Regulations

Federal law requires the approval of the Federal Reserve Board prior to any person or entity, or any persons or entities acting in concert, acquiring 10% or more of our common stock, and prior to certain other actions that are deemed pursuant to regulations of the Federal Reserve Board to constitute control.

Anti-Takeover Provisions of the Maryland General Corporation Law

In addition to the provisions contained in our articles of incorporation and bylaws, the MGCL includes certain provisions applicable to us that may have an anti-takeover effect, including, but not limited to, the provisions discussed below.

Business Combinations. Under the MGCL, certain “business combinations” between a Maryland corporation and an “Interested Stockholder” (as described in the MGCL) are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder, unless an exemption is available. Thereafter a business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (ii) two thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless the corporation’s stockholders receive a minimum price (as described in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Maryland’s business combination statute does not apply to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder. In addition, Maryland’s business combination statute does not apply to (i) a corporation that has fewer than 100 beneficial owners of its stock, unless the corporation specifically “opts in” to the business combination statute through a charter provision, or (ii) to a corporation that “opts out” of the business combination statute through a charter provision. Carroll Bancorp has not elected to “opt in” to or “opt out” of Maryland’s business combination statute through a charter provision.

Control Share Acquisitions. The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to such control shares except to the extent approved by a vote of two thirds of the shares entitled to be voted on the matter, excluding shares of stock owned by the acquirer or by officers or directors who are employees of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one tenth or more but less than one third; (ii) one third or more but less than a majority; or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivery of an “acquiring person statement”), may compel the corporation’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the holder’s voting rights with respect to the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

Unless the corporation’s charter or bylaws provide otherwise, if voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement within ten days following a control share acquisition then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. Moreover, unless the charter or bylaws provide otherwise, if voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority or more of all voting power, other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

Maryland’s control share acquisition statute does not apply to individuals or transactions that are approved or exempted (whether generally or specifically) in a charter or bylaw provision before the control share acquisition occurs. In addition, Maryland’s control share acquisition statute does not apply to a corporation that has fewer than 100 beneficial owners of its stock. Carroll Bancorp has not approved or exempted any individuals or transactions through a charter or bylaw provision.

Summary of Anti-Takeover Provisions

The foregoing provisions of our articles of incorporation and bylaws and Maryland law could have the effect of discouraging an acquisition of Carroll Bancorp or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions that might otherwise have a favorable effect on the price of our common stock. In addition, such provisions may make Carroll Bancorp less attractive to a potential acquiror and/or might result in stockholders receiving a lesser amount of consideration for their shares of common stock than otherwise could have been available.

Our board of directors believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by our board of directors. Our board of directors believes that these provisions are in our best interests and the best interests of our stockholders. In the board of directors’ judgment, the board of directors is in the best position to determine our true value and to negotiate more effectively for what may be in the best interests of our stockholders. Accordingly, the board of directors believes that it is in our best interests and in the best interests of our stockholders to encourage potential acquirors to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts.

Despite the board of directors’ belief as to the benefits to us of the foregoing provisions, these provisions also may have the effect of discouraging a future takeover attempt in which stockholders might receive a substantial premium for their shares over then current market prices and may tend to perpetuate existing management. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. The board of directors, however, believes that the potential benefits of these provisions outweigh their possible disadvantages.

TRANSFER AGENT

The transfer agent and registrar for Carroll Bancorp’s common stock is Registrar and Transfer Company, Cranford, New Jersey.

EXPERTS

The financial statements of Carroll Bancorp for the years ended December 31, 2012 and 2011 and for each of the years in the two-year period ended December 31, 2012, appearing in Carroll Bancorp’s annual report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 8, 2013, which is incorporated by reference into this prospectus, have been so incorporated by reference in reliance on the report of Stegman & Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Ober, Kaler, Grimes & Shriver, a professional corporation, Baltimore, Maryland, counsel to Carroll Bancorp, will issue to Carroll Bancorp its opinions regarding the legality of the common stock and warrants constituting the Units. Ober, Kaler, Grimes & Shriver, a professional corporation, has consented to the references in this prospectus to its opinion.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and copies of such material can be obtained from the SEC at prescribed rates. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet Web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are available to the public at the SEC’s website at, as well as on our Web site at www.carrollcobank.com. The information and other content contained on or linked from our Web site are not part of this prospectus unless specifically incorporated by reference herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus except for any information that is superseded by other information that is included in this prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed on March 8, 2013;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, as filed on November 8, 2013;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, as filed on August 13, 2013;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, as filed on May 13, 2013;

•	Our definitive Proxy Statement used in connection with the Annual Meeting of Stockholder held on April 22, 2013, as filed on March 15, 2013; and

•	Our Current Reports on Form 8-K, as filed on February 21, 2013 and April 25, 2013.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any additional information.

These documents may also be accessed through our website at www.carrollcobank.com or as described under “Where You Can Find More Information.” The information and other content contained on or linked from our Web site are not part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus but not delivered with this prospectus. Any request may be made by writing or calling us at the following address or telephone number: Carroll Bancorp, Inc., 1321 Liberty Road, Sykesville, Maryland, 21784, Attention: Chief Financial Officer, (410) 795-1900, or via email at mgallina@carrollcobank.com.

[—] Subscription Rights

Up to [—] shares of Common Stock issuable as part of the Units issuable upon exercise of the Subscription Rights

Up to [—] Warrants to purchase Common Stock issuable as part of the Units issuable upon exercise of the Subscription Rights

Up to [—] shares of Common Stock issuable upon exercise of the Warrants

CARROLL BANCORP, INC.

PROSPECTUS

[Prospectus Date]

You should rely only on the information contained in or incorporated by reference into this prospectus. No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Carroll Bancorp, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in California or in any other jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Carroll Bancorp, Inc. or Carroll Community Bank since any of the dates as of which information is furnished herein or since the date hereof.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Amount
	SEC registration fee	$
*	Blue sky fees and expenses
*	Legal fees and expenses
*	Accounting fees and expenses
*	Printing, engraving, postage, mailing and EDGAR fees
*	Subscription agent, warrant agent and registrar fees and expenses
*	Information agent fees
*	Transfer agent fees and expenses
*	Miscellaneous

*	Total	$

*	To be filed by amendment

Item 14.	Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of Carroll Bancorp, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation, or at its request, any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met, and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or action by the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability.

An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

Not applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

3.1(A)	Amended & Restated Articles of Incorporation of Carroll Bancorp, Inc.

3.2(A)	Bylaws of Carroll Bancorp, Inc.

4.1(B)	Form of common stock certificate of Carroll Bancorp, Inc.

4.2*	Form of Rights Certificate

4.3*	Form of Warrant

5*	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, regarding legality of securities being registered

10.1(A)	Carroll Community Bank Employee Stock Ownership Plan

10.2(B)^	Employment Agreement between Carroll Bancorp, Inc., Carroll Community Bank and Russell J. Grimes dated October 12, 2011

10.4(A)^	Form of Change in Control Agreement with Michael J. Gallina, Tina M. Blankenship, Donna M. Frederick and George Peck

10.5(A)	Records Processing Services Agreement between Carroll Community Bank and Stifel, Nicolaus & Company, Incorporated

10.6(A)	Shopping Center Lease by and between Washington Real Estate Investment Trust and Carroll Community Bank

10.7^	Carroll Bancorp, Inc. 2011 Stock Option Plan (Incorporated by reference from Annex A to Carroll Bancorp, Inc.’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on March 9, 2012, file no. 000-54422)

10.8^	Carroll Bancorp, Inc. 2011 Recognition and Retention Plan and Trust Agreement (Incorporated by reference from Annex B to Carroll Bancorp, Inc.’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on March 9, 2012, file no. 000-54422)

10.9(C)^	Form of Non-Qualified Stock Option Grant Agreement under the Carroll Bancorp, Inc. 2011 Stock Option Plan

10.10(C)^	Form of Incentive Option Grant Agreement under the Carroll Bancorp, Inc. 2011 Stock Option Plan

23.1*	Consent of Ober, Kaler, Grimes & Shriver, P.C. (contained in Opinion included as Exhibit 5)

23.2	Consent of Stegman & Company

24	Power of Attorney (included on signature page)

99.1*	Form of Instruction as to Use of Rights Certificate

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Stockholders

99.4*	Form of Letter to Brokers, Securities Dealers, Commercial Banks, Trust Companies and other Nominees

99.5*	Form of Letter to Clients who are Beneficial Owners

99.6*	Form of Nominee Holder Certification

99.7*	Form of Beneficial Owner Election Form

*	To be filed by amendment
^	Management compensatory plan, contract or arrangement
(A)	Incorporated by reference from Carroll Bancorp, Inc.’s Registration Statement on Form S-1, as amended, File No. 333-172770, originally filed with the U.S. Securities and Exchange Commission on March 11, 2011.
(B)	Incorporated by reference from Carroll Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, File No. 000-54422, filed with the U.S. Securities and Exchange Commission on March 9, 2012.
(C)	Incorporated by reference from Carroll Bancorp, Inc.’s Registration Statement on Form S-8, File No. 333-186267, filed with the U.S. Securities and Exchange Commission on January 29, 2013.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the financial statements or related notes.

Item 17.	Undertakings:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchase.

(6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sykesville, State of Maryland on November 13, 2013.

CARROLL BANCORP, INC.

By:	/s/ Russell J. Grimes
Russell J. Grimes
President, Chief Executive Officer and Director (Duly Authorized Representative)

We, the undersigned directors and officers of Carroll Bancorp, Inc. hereby severally constitute and appoint Russell J. Grimes as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Russell J. Grimes may deem necessary or advisable to enable Carroll Bancorp, Inc. to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to Carroll Bancorp, Inc.’s offering of Units consisting of one share of its common stock and a warrant to purchase one-half of a share of its common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Russell J. Grimes shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Russell J. Grimes	President, Chief Executive Officer and Director	November 13, 2013
Russell J. Grimes	(Principal Executive Officer)

/s/ Michael J. Gallina	Chief Financial Officer and Treasurer	November 13, 2013
Michael J. Gallina	(Principal Financial and Accounting Officer)

/s/ C. Todd Brown		November 13, 2013
C. Todd Brown	Chairman of the Board

/s/ R. Wayne Barnes		November 13, 2013
R. Wayne Barnes	Director

/s/ Gilbert L. Fleming
Gilbert L. Fleming	Director	November 13, 2013

/s/ Brian L. Haight
Brian L. Haight	Vice-Chairman	November 13, 2013

/s/ Nancy L. Parker
Nancy L. Parker	Director	November 13, 2013

/s/ Robin L. Weisse
Robin L. Weisse	Director	November 13, 2013

/s/ Mark S. Zinnamosca
Mark S. Zinnamosca	Director	November 13, 2013

Exhibit Index

3.1(A)	Amended & Restated Articles of Incorporation of Carroll Bancorp, Inc.

3.2(A)	Bylaws of Carroll Bancorp, Inc.

4.1(B)	Form of common stock certificate of Carroll Bancorp, Inc.

4.2*	Form of Rights Certificate

4.3*	Form of Warrant

5*	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, regarding legality of securities being registered

10.1(A)	Carroll Community Bank Employee Stock Ownership Plan

10.2(B)^	Employment Agreement between Carroll Bancorp, Inc., Carroll Community Bank and Russell J. Grimes dated October 12, 2011

10.4(A)^	Form of Change in Control Agreement with Michael J. Gallina, Tina M. Blankenship, Donna M. Frederick and George Peck

10.5(A)	Records Processing Services Agreement between Carroll Community Bank and Stifel, Nicolaus & Company, Incorporated

10.6(A)	Shopping Center Lease by and between Washington Real Estate Investment Trust and Carroll Community Bank

10.7^	Carroll Bancorp, Inc. 2011 Stock Option Plan (Incorporated by reference from Annex A to Carroll Bancorp, Inc.’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on March 9, 2012, file no. 000-54422)

10.8^	Carroll Bancorp, Inc. 2011 Recognition and Retention Plan and Trust Agreement (Incorporated by reference from Annex B to Carroll Bancorp, Inc.’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on March 9, 2012, file no. 000-54422)

10.9(C)^	Form of Non-Qualified Stock Option Grant Agreement under the Carroll Bancorp, Inc. 2011 Stock Option Plan

10.10(C)^	Form of Incentive Option Grant Agreement under the Carroll Bancorp, Inc. 2011 Stock Option Plan

23.1*	Consent of Ober, Kaler, Grimes & Shriver, P.C. (contained in Opinion included as Exhibit 5)

23.2	Consent of Stegman & Company

24	Power of Attorney (included on signature page)

99.1*	Form of Instruction as to Use of Rights Certificate

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Stockholders

99.4*	Form of Letter to Brokers, Securities Dealers, Commercial Banks, Trust Companies and other Nominees

99.5*	Form of Letter to Clients who are Beneficial Owners

99.6*	Form of Nominee Holder Certification

99.7*	Form of Beneficial Owner Election Form

*	To be filed by amendment
^	Management compensatory plan, contract or arrangement
(A)	Incorporated by reference from Carroll Bancorp, Inc.’s Registration Statement on Form S-1, as amended, File No. 333-172770, originally filed with the U.S. Securities and Exchange Commission on March 11, 2011.
(B)	Incorporated by reference from Carroll Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, File No. 000-54422, filed with the U.S. Securities and Exchange Commission on March 9, 2012.
(C)	Incorporated by reference from Carroll Bancorp, Inc.’s Registration Statement on Form S-8, File No. 333-186267, filed with the U.S. Securities and Exchange Commission on January 29, 2013.